     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 2001



                                             REGISTRATION NOS. 333- 65650
                                                                    65650-01

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 1
                                     TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                            MILLENNIUM AMERICA INC.
        (EXACT NAME OF CO-REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)
                           MILLENNIUM CHEMICALS INC.
      (EXACT NAME OF CO-REGISTRANT GUARANTOR AS SPECIFIED IN ITS CHARTER)
                              -------------------

               DELAWARE                                  2816
    (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBERS)
               98-004579                              22-3436215
 (I.R.S. EMPLOYER IDENTIFICATION NO.)    (I.R.S. EMPLOYER IDENTIFICATION NO.)
        MILLENNIUM AMERICA INC.                MILLENNIUM CHEMICALS INC.
          230 HALF MILE ROAD                      230 HALF MILE ROAD
      RED BANK, NEW JERSEY 07701              RED BANK, NEW JERSEY 07701
            (732) 933-5000                          (732) 933-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 CO-REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                         GEORGE H. HEMPSTEAD, III, ESQ.
             SENIOR VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                           MILLENNIUM CHEMICALS INC.
                               230 HALF MILE ROAD
                           RED BANK, NEW JERSEY 07701
                                 (732) 933-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              -------------------

                                    COPY TO:
                               LOIS HERZECA, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 859-8000
                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



________________________________________________________________________________

PROSPECTUS

[LOGO]

                            MILLENNIUM AMERICA INC.
                                  $275,000,000
                       OFFER TO EXCHANGE ALL OUTSTANDING
                          9 1/4% SENIOR NOTES DUE 2008
                                      FOR
                          9 1/4% SENIOR NOTES DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                             -------------------

    We are offering to exchange all of our outstanding 9 1/4% Senior Notes due 2008 for new notes with substantially identical terms which have been registered under the Securities Act of 1933, as amended, and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, will be fully guaranteed by our parent Millennium Chemicals Inc., and will be issued under the same indenture as the outstanding notes.

    The principal features of the exchange offer are as follows:


     Expires 5:00 p.m., New York City time, on September 10, 2001, unless extended.


     We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer.

     You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

     The exchange of outstanding notes for exchange notes pursuant to the exchange offer will be a tax-free event for United States federal income tax purposes.

     We will not receive any proceeds from the exchange offer.

     We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

                              -------------------

Broker-dealers receiving exchange notes for their own accounts in the exchange offer must deliver a prospectus in any resale of the exchange notes. By delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading
             activities. Millennium America has agreed that, for a
             period of 180 days after the expiration date, it
               will make this prospectus available to any
                broker-dealer for use in connection with any
                 such resale.              See 'Plan of
                                 Distribution'.

                              -------------------

INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE 'RISK FACTORS' SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

                              -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS AUGUST 8, 2001.

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any state where the offer is not permitted.

                              -------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    1
Incorporation By Reference..................................    1
Summary.....................................................    3
Risk Factors................................................   11
Use of Proceeds.............................................   22
Selected Financial Data of Millennium Chemicals Inc.........   23
Description of Certain Other Indebtedness...................   26
The Exchange Offer..........................................   28
Description of the Exchange Notes...........................   39
Book-Entry Procedures.......................................   82
Certain Income Tax Consequences.............................   84
Plan of Distribution........................................   90
Legal Matters...............................................   90
Independent Accountants.....................................   90

                      WHERE YOU CAN FIND MORE INFORMATION

    The SEC allows us to incorporate by reference the information our parent company, Millennium Chemicals Inc., files with them, which means that we can disclose important information to you by referring you to those documents, without including that information or delivering it with this prospectus. We provide a list of all documents we incorporate by reference in this prospectus under 'Incorporation by Reference' below.

    You may read and copy the information that we incorporate in this prospectus by reference as well as other reports, proxy statements and other information that Millennium Chemicals files with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies from the public reference room by calling the SEC at (800) 732-0330. In addition, Millennium Chemicals is required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. You may also review reports and other information concerning Millennium Chemicals at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Each person to whom a prospectus is delivered may also request a copy of those materials, free of cost, by writing or telephoning Millennium Chemicals at the following address:

       Millennium Chemicals Inc.
       230 Half Mile Road
       Red Bank, New Jersey 07701
       (732) 933-5000
       Attention: Corporate Secretary

    To obtain timely delivery of those materials, you must request the information no later than five business days before the expiration date of the exchange offer.

    In this prospectus (including the documents incorporated by reference), we make reference to information regarding Equistar Chemicals, LP, a partnership in which we own a 29.5% interest. Equistar is subject to the informational requirements of the Securities Exchange Act of 1934 and, under the Exchange Act, files reports and other information with the SEC. The reports and other information filed with the SEC may be inspected and copied at the public reference facilities maintained by the SEC, as described above. The information concerning Equistar contained or incorporated by reference in this prospectus is a summary based entirely on information Equistar has made publicly available.

                           INCORPORATION BY REFERENCE

    We incorporate by reference in this prospectus the information contained in the following documents:

     the annual report on Form 10-K for the fiscal year ended December 31, 2000 of Millennium Chemicals Inc., as amended by Amendment No. 1 on Form 10-K/A filed on July 6, 2001 to disclose information regarding the financial position, results of operations and cash flows of Millennium Chemicals Inc., Millennium America Inc. and subsidiaries of Millennium Chemicals Inc. other than Millennium America;


     the quarterly reports on Form 10-Q of Millennium Chemicals Inc. for the fiscal quarters ended June 30, 2001 and March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A filed on July 6, 2001 to disclose information regarding the financial position, results of operations and cash flows of Millennium Chemicals Inc., Millennium America Inc. and subsidiaries of Millennium Chemicals Inc. other than Millennium America;


     the current reports on Form 8-K of Millennium Chemicals Inc. filed on May 25, 2001, June 4, 2001 and June 29, 2001; and
     all documents that Millennium Chemicals Inc. files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete the exchange offer.

    You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in 'Where You Can Find More Information.'

    Information that Millennium Chemicals files with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information were included in this prospectus.

FORWARD LOOKING STATEMENTS

    The statements contained or incorporated by reference in this prospectus that are not historical facts are or may be deemed to be 'forward-looking statements' as defined in the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by the use of forward-looking terminology such as 'believes,' 'estimates,' 'intends,' 'may,' 'will,' 'should' or 'anticipates' or the negative or other variation of these or similar words, or by discussion of strategy or risks and uncertainties. In addition, from time to time we, Millennium Chemicals or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we or Millennium Chemicals make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements contained or incorporated by reference in this prospectus include, among others, statements regarding:

     our anticipated growth and business strategies;

     anticipated trends and conditions in the chemical industry;

     our future capital needs;

     the cost and availability of raw materials; and

     our ability to compete.

    These statements are only present expectations. Actual events or results may differ materially. Factors that could cause such a difference include those discussed under the heading 'Risk Factors' in this prospectus.

    We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

                                    SUMMARY

    This section contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. To understand this exchange offer, you should read the entire prospectus, especially Risk Factors, and the documents incorporated by reference before making a decision. Unless the context requires otherwise, in this prospectus the terms 'we,' 'us' and 'our' refer to Millennium America together with its consolidated subsidiaries, and the term 'Millennium Chemicals' refers to Millennium Chemicals Inc., the indirect parent of Millennium America and the guarantor of the outstanding notes and the exchange notes, and its consolidated subsidiaries.

    Information presented herein on a pro forma basis gives effect to the offering of the outstanding notes and borrowings under our new bank credit agreement and the application of the proceeds therefrom to repay all amounts outstanding under our prior bank credit agreement and certain other indebtedness and to pay fees and expenses related to the note offering and our new bank credit agreement, as if these transactions had occurred at the beginning of the period presented for statement of operations data or the balance sheet date for balance sheet data.

                           MILLENNIUM CHEMICALS INC.

    Millennium Chemicals is a major international chemical company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals. Millennium Chemicals manufactures products in 14 plants on four continents. Millennium Chemicals operates through three principal business segments: Titanium Dioxide and Related Products; Acetyls; and Fragrance and Flavor Chemicals. Millennium Chemicals' principal products include titanium dioxide, vinyl acetate monomer, acetic acid, terpene fragrance and flavor chemicals and titanium tetrachloride. These products are used in a variety of end-markets, including coatings and paints, plastics, paper, rubber, adhesives, glass treatments, detergents and soaps.

    Millennium Chemicals also owns a 29.5% interest in Equistar Chemicals, LP, a joint venture among Millennium Chemicals, Lyondell Chemical Company and Occidental Petroleum Corporation. Equistar is one of the largest chemical producers in the world.

    Millennium Chemicals' common stock trades on the New York Stock Exchange under the ticker symbol 'MCH'. As of June 30, 2001, Millennium Chemicals had an equity market capitalization of approximately $1.1 billion.

    Millennium Chemicals is incorporated in Delaware, the address of its principal executive offices is 230 Half Mile Road, Red Bank, New Jersey 07701 and its telephone number at that address is (732) 933-5000. Millennium Chemicals also has executive offices located at Laporte Road, Stallingborough, Grimsby, North East Lincolnshire, DN40 2PR, England, and its telephone number at that address is 0345-662663.

                            MILLENNIUM AMERICA INC.

    We are an indirect wholly-owned subsidiary of Millennium Chemicals. We are a holding company for all of Millennium Chemicals' operating subsidiaries other than its operations in the United Kingdom, France, Brazil and Australia. We are the issuer of the 7% Senior Notes due November 15, 2006 and the 7.625% Senior Debentures due November 15, 2026 and the principal borrower under Millennium Chemicals' new bank credit agreement. All of our public indebtedness is fully and unconditionally guaranteed by Millennium Chemicals.

    We are incorporated in Delaware, and the address of our principal executive offices is 230 Half Mile Road, Red Bank, New Jersey 07701. Our telephone number at that address is (732) 933-5000.

                                  THE OFFERING

    On June 18, 2001 we completed the offering of $275 million aggregate principal amount of 9 1/4% Senior Notes due 2008 exempt from registration under the Securities Act. We used the net proceeds from the note offering and borrowings of $150 million under our new bank credit agreement to repay $415 million of outstanding indebtedness under our old bank credit agreement and $1 million of other indebtedness and to pay fees and expenses related to our new bank credit agreement. The following is a brief summary of the offering.


Outstanding notes....................  We sold the outstanding notes to J.P. Morgan Securities
                                       Inc., Banc of America Securities LLC, BNP Paribas Securities
                                       Corp., Credit Lyonnais Securities (USA) Inc., Daiwa
                                       Securities SMBC Europe Limited, PNC Capital Markets, Inc.
                                       and SG Cowen Securities Corporation, the initial purchasers, on June 18, 2001. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers
                                       pursuant to Rule 144A under the Securities Act and to
                                       non-U.S. persons outside the United States in reliance on
                                       Regulation S under the Securities Act.
Registration rights agreement........  In connection with the sale of the outstanding notes, we and
                                       Millennium Chemicals entered into a registration rights
                                       agreement with the initial purchasers. Under the terms of
                                       that agreement we agreed to:
                                           file a registration statement for the exchange offer and
                                           the exchange notes on or before September 16, 2001;
                                           use our reasonable efforts to cause that registration
                                           statement to become effective under the Securities Act
                                           on or before December 15, 2001; and
                                           complete the exchange offer on or before January 14,
                                           2002.
                                       If we do not meet one of these requirements, we must pay
                                       liquidated damages to the holders of the outstanding notes until we meet the requirement. We have also agreed to keep the registration statement for the exchange offer effective for at least 30 days (or longer, if required by applicable law) after the date for which notice of the exchange offer is mailed to holders of notes. The exchange offer is being made pursuant to the registration rights agreement and is
                                       intended to satisfy the rights granted under the
                                       registration rights agreement, which rights terminate upon completion of the exchange offer.

                                        THE EXCHANGE OFFER

    The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see 'The Exchange Offer' in this prospectus.

Securities offered...................  $275,000,000 aggregate principal amount of 9 1/4% Senior
                                       Notes due 2008.
Exchange offer.......................  We are offering to exchange $1,000 principal amount of our
                                       9 1/4% Senior Notes due 2008, which have been registered
                                       under the Securities Act, for each $1,000 principal amount of our currently outstanding 9 1/4% Senior Notes due 2008.
                                       We will accept any and all outstanding notes validly
                                       tendered and not withdrawn prior to 5:00 p.m., New York City time on September 10, 2001. Holders may tender some or all of their

                                       notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000. The form and terms of the exchange notes are the same as the form and
                                       terms of the outstanding notes except that:
                                           the exchange notes have been registered under the
                                           Securities Act and will not bear any legend restricting
                                           their transfer;
                                           the exchange notes bear a different CUSIP number from
                                           the outstanding notes; and
                                           the holders of the exchange notes will not be entitled
                                           to certain rights under the registration rights
                                           agreement, including the provisions for liquidated
                                           damages on the outstanding notes in some circumstances
                                           relating to the timing of the exchange offer.
Transferability of exchange notes....  We believe, based on an interpretation by the staff of the
                                       SEC outlined in a series of no-action letters issued to
                                       third parties, that you will be able to freely transfer the exchange notes without registration or any prospectus
                                       delivery requirement so long as you may accurately make the representations listed under 'The Exchange
                                       Offer -- Transferability of Exchange Notes.' If you are a
                                       broker-dealer that acquired outstanding notes as a result of market-making or other trading activities, you must deliver a prospectus in connection with any resale of the exchange notes. See 'Plan of Distribution.'
Expiration date......................  The exchange offer will expire at 5:00 p.m., New York City time, on September 10, 2001, unless we choose to extend the exchange offer.
Conditions to the exchange offer.....  Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange
                                       any exchange notes for, any outstanding notes, and may
                                       terminate or amend the exchange offer as provided in this
                                       prospectus before the acceptance of the outstanding notes, if certain events occur, including the following:
                                           the exchange notes to be received will not be tradable
                                           by the holder without restriction under the Securities
                                           Act or the Exchange Act and without material
                                           restrictions under the blue sky or securities laws of
                                           substantially all of the states of the United States;
                                           any action or proceeding is instituted or threatened in
                                           any court or by or before any governmental agency with
                                           respect to the exchange offer that, in our sole
                                           judgment, might materially impair our ability to proceed
                                           with the exchange offer or materially impair the
                                           contemplated benefits of the exchange offer to us;
                                           any law, statute, rule, regulation or interpretation by
                                           the staff of the SEC is proposed, adopted or enacted,
                                           that, in our sole judgment, might impair our ability to
                                           proceed with the exchange offer or impair the
                                           contemplated benefits of the exchange offer to us; or

                                           any governmental approval has not been obtained, that we
                                           believe, in our sole discretion, is necessary for the
                                           consummation of the exchange offer as outlined in this
                                           prospectus.
Procedures for tendering outstanding
  notes..............................  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the
                                       instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver
                                       the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required
                                       documentation, to the exchange agent at the address set
                                       forth in this prospectus and in the letter of transmittal.
                                       By executing the letter of transmittal, you will represent to us that, among other things:
                                           you, or the person or entity receiving the related
                                           exchange notes, are acquiring the exchange notes in the
                                           ordinary course of business;
                                           neither you nor any person or entity receiving the
                                           related exchange notes is engaging in or intends to
                                           engage in a distribution of the exchange notes within
                                           the meaning of the Securities Act;
                                           neither you nor any person or entity receiving the
                                           related exchange notes has an arrangement or
                                           understanding with any person or entity to participate
                                           in any distribution of the exchange notes;
                                           neither you nor any person or entity receiving the
                                           related exchange notes is an 'affiliate' of Millennium
                                           Chemicals or Millennium America, as that term is defined
                                           under Rule 405 of the Securities Act; and
                                           you are not acting on behalf of any person or entity who
                                           could not truthfully make these statements.
Effect of not tendering..............  Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the
                                       restrictions on transfer. Since the outstanding notes have not been registered under the Securities Act, they bear a
                                       legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no
                                       further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the
                                       Securities Act.
Interest on the exchange notes and
  the outstanding notes..............  The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the tendered outstanding notes or, if no interest has been paid, from June 18, 2001, the issue date. Interest on the
                                       outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.
Withdrawal rights....................  Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration
                                       date.

Federal tax consequences.............  There will be no federal income tax consequences to you if you exchange your outstanding notes for exchange notes in
                                       the exchange offer.
Exchange agent.......................  The Bank of New York, the trustee under the indenture, is serving as exchange agent in connection with the exchange
                                       offer.

                                    TERMS OF THE EXCHANGE NOTES

    The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the terms of the outstanding notes. For a more complete description of the terms of the exchange notes, see 'Description of Exchange Notes' in this prospectus.

Issuer...............................  Millennium America Inc.
Notes offered........................  $275,000,000 in aggregate principal amount of 9 1/4% Senior
                                       Notes due 2008.
Maturity date........................  June 15, 2008.
Interest payment dates...............  Payment frequency: every six months on June 15 and
                                       December 15.
First interest payment date..........  December 15, 2001.
Optional redemption..................  We may redeem some or all of the exchange notes at any time at the make-whole redemption price described in the section entitled 'Description of the Exchange Notes -- Optional
                                       Redemption.'
                                       In addition, at any time and from time to time prior to
                                       June 15, 2004, we may redeem up to 35% of the original
                                       principal amount of the exchange notes (calculated giving
                                       effect to any issuance of additional notes) with the net
                                       cash proceeds of certain equity offerings at a redemption
                                       price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date so long as, after giving
                                       effect to any such redemption, (1) at least 65% of the
                                       original aggregate principal amount of the exchange notes
                                       (calculated giving effect to any issuance of additional
                                       notes) remains outstanding and (2) any such redemption by us is made within 60 days of such equity offering.
                                       We may also redeem all but not part of the exchange notes if there are specified changes in tax law at a redemption price equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest and liquidated damages
                                       thereon, if any, to the date of redemption.
Sinking fund.........................  None.
Change of control....................  Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of
                                       your exchange notes at a purchase price in cash equal to
                                       101% of the principal amount thereof, plus accrued and
                                       unpaid interest and liquidated damages thereon, if any, to the date of repurchase.
Note guarantee.......................  The exchange notes will be irrevocably and unconditionally guaranteed (the 'note guarantee') on an unsecured senior
                                       basis

                                       by Millennium Chemicals. The exchange notes will not be
                                       guaranteed by any of Millennium Chemicals' subsidiaries. As of June 30, 2001, these subsidiaries (other than Millennium
                                       America) had approximately $159 million of trade payables
                                       and $20 million of total indebtedness outstanding (exclusive of unused commitments and $47 million of undrawn outstanding standby letters of credit) and held approximately 95% of
                                       Millennium Chemicals' consolidated assets. For the year
                                       ended December 31, 2000, these subsidiaries generated
                                       approximately 100% of Millennium Chemicals' consolidated net sales and 100% of its operating income.
Security and ranking.................  The exchange notes:
                                       will be general unsecured, senior obligations of Millennium
                                        America;
                                       will rank equally in right of payment with all existing and future senior indebtedness of Millennium America;
                                       will be senior in right of payment to all future
                                        subordinated obligations of Millennium America;
                                       will be effectively subordinated to any secured indebtedness of Millennium America and its subsidiaries to the extent of the value of the assets securing such indebtedness; and
                                       will be effectively subordinated to all liabilities
                                       (including trade payables) and preferred stock of each
                                        subsidiary of Millennium America.
                                       The note guarantee of Millennium Chemicals:
                                       will be a general unsecured, senior obligation of Millennium
                                        Chemicals;
                                       will rank equally in right of payment with all existing and future senior indebtedness of Millennium Chemicals;
                                       will be senior in right of payment to all future
                                        subordinated obligations of Millennium Chemicals;
                                       will be effectively subordinated to any secured indebtedness of Millennium Chemicals and its subsidiaries to the extent of the value of the assets securing such indebtedness; and
                                       will be effectively subordinated to all liabilities
                                       (including trade payables) and preferred stock of each
                                        subsidiary of Millennium Chemicals (other than Millennium
                                        America).
                                       As of June 30, 2001:
                                       Millennium America had approximately $1,189 million of
                                        senior indebtedness (including the notes), of which
                                        $165 million was secured indebtedness (exclusive of unused commitments under the new bank credit agreement, $1 million of undrawn outstanding standby letters of credit and the
                                        limited guarantee of collection by Millennium America with respect to principal and interest on a total of $750
                                        million principal amount of Equistar's outstanding debt);

                                       Millennium Chemicals had approximately $1,024 million of
                                        senior indebtedness, consisting of the note guarantee and
                                        its guarantee of Millennium America's existing notes and
                                        debentures (exclusive of guarantees of indebtedness under
                                        the new bank credit agreement), of which none was secured
                                        indebtedness;
                                       Millennium Chemicals and Millennium America had no
                                        subordinated obligations; and
                                       the subsidiaries of Millennium Chemicals (other than
                                        Millennium America) had $159 million of trade payables and
                                        $20 million of total indebtedness outstanding (exclusive of unused commitments and $47 million of undrawn outstanding
                                        standby letters of credit). In addition, since each of
                                        Millennium Chemicals and Millennium America conducts all of its operations through its subsidiaries, the subsidiaries
                                        of Millennium Chemicals (other than Millennium America)
                                        have substantial operating liabilities.
Certain covenants....................  The indenture, among other things, restricts Millennium
                                       Chemicals', Millennium America's and the other restricted
                                       subsidiaries' ability to:
                                       incur additional debt;
                                       issue redeemable stock and preferred stock;
                                       pay dividends or make distributions;
                                       repurchase capital stock;
                                       make other restricted payments including, without
                                        limitation, investments;
                                       create liens;
                                       redeem debt that is junior in right of payment to the notes;
                                       sell or otherwise dispose of assets, including capital stock of subsidiaries;
                                       enter into arrangements that restrict dividends from
                                        subsidiaries;
                                       enter into mergers or consolidations;
                                       enter into transactions with affiliates; and
                                       enter into sale/leaseback transactions.
                                       These covenants will be subject to a number of important
                                       exceptions and qualifications. In addition, if we achieve
                                       certain debt ratings from Standard & Poor's and Moody's
                                       Investors Service and meet certain other requirements,
                                       certain of these covenants will no longer apply.
Absence of a public market for the
  exchange notes.....................  The exchange notes are new securities, for which there is currently no established trading market, and none may
                                       develop. Accordingly, there can be no assurance as to the
                                       development or liquidity of any market for the exchange
                                       notes. The initial purchasers of the outstanding notes have advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so, and may
                                       discontinue any market

                                       making with respect to the exchange notes at any time
                                       without notice. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for any quotation system to quote them.
Tax consequences.....................  The acquisitions, ownership and disposition of the exchange notes have certain U.S. Federal tax consequences. For more details, see 'Certain Income Tax Considerations.'

                                           RISK FACTORS

    You should consider carefully all of the information contained in or incorporated by reference into this prospectus and, in particular, should evaluate the specific factors under 'Risk Factors'
beginning on page 11 before determining whether to participate in the exchange offer.

                                  RISK FACTORS

    You should carefully consider the following factors, together with the other information included or incorporated by reference in this prospectus, before determining whether to participate in the exchange offer. These factors, other than the first factor, are generally applicable to the old notes as well as the exchange notes.

RISKS RELATING TO THE EXCHANGE NOTES

IF YOU FAIL TO EXCHANGE YOUR EXCHANGE NOTES IN THE EXCHANGE OFFER, YOUR OUTSTANDING NOTES WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS AND MAY HAVE REDUCED LIQUIDITY.

    In the event the exchange offer is completed, holders of outstanding notes which have not been exchanged who seek liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, since the outstanding notes will continue to be subject to restrictions on transfer. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes. Following the exchange offer, none of the exchange notes will be entitled to the contingent liquidated damages provided for in the event of a failure to complete the exchange offer in accordance with the terms of the registration rights agreement. In addition, we do not intend to register resales of the outstanding notes under the Securities Act, except as required by the registration rights agreement.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.


    Millennium Chemicals and its consolidated subsidiaries have substantial indebtedness and, as a result, significant debt service obligations. As of June 30, 2001, their total indebtedness outstanding aggregated approximately $1,209 million (excluding unused commitments, $48 million of outstanding undrawn standby letters of credit and the limited guarantee of collection by Millennium America with respect to principal and interest on a total of $750 million principal amount of Equistar's outstanding debt), representing approximately 58% of their total capitalization, and Millennium Chemicals and its consolidated subsidiaries had total shareholders' equity of $889 million. For the year ended December 31, 2000, on a pro forma basis, Millennium Chemicals and its consolidated subsidiaries interest expense would have been $89 million and their ratio of earnings to fixed charges would have been 3.5x. As of June 30, 2001, Millennium Chemicals and its consolidated subsidiaries could also incur $135 million of additional debt under the $175 million revolving credit facility under our new bank credit agreement. In addition, the new bank credit agreement and the indentures governing the exchange notes offered hereby and our other notes and debentures permit Millennium Chemicals and its consolidated subsidiaries to incur or guarantee certain additional indebtedness, subject to certain limitations.


    The degree of our leverage could have significant consequences to holders of exchange notes, including:

         limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, research and development efforts, acquisitions, investments, debt service requirements and other general corporate obligations;

         increasing our vulnerability to general economic downturns and adverse competitive and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

         increasing our exposure to interest rate increases because a portion of our borrowings are at variable interest rates;

         reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, research and development efforts, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service our debt obligations; and

         limiting our flexibility in planning for, or reacting to, changes in our business and the chemical industry.

SERVICING OUR DEBT OBLIGATIONS REQUIRES A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.


    Our ability to satisfy our debt service obligations will depend, among other things, upon our future operating performance, the future operating performance of Equistar and our ability to refinance indebtedness when necessary. Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond our control. The amount of cash distributions we receive from Equistar will be affected by its results of operations and cash flow and by the agreements under which it operates. We did not receive any cash distributions from Equistar during the first half of 2001, and we do not expect to receive any distributions during the remainder of 2001. If, in the future, we cannot generate sufficient cash from our operations and from Equistar to meet our debt service obligations, we may need to reduce or delay capital expenditures or curtail research and development efforts. In addition, we may need to refinance our debt, obtain additional financing or sell assets, which we may not be able to do on commercially reasonable terms, if at all. We cannot assure you that our business or that of Equistar will generate sufficient cash flow, or that we will be able to obtain funding, sufficient to satisfy our debt service obligations.


RESTRICTIONS IMPOSED BY THE INDENTURE UNDER WHICH THE EXCHANGE NOTES WILL BE ISSUED, THE INDENTURE GOVERNING OUR OTHER NOTES AND DEBENTURES AND OUR NEW BANK CREDIT AGREEMENT MAY LIMIT OUR ABILITY TO FINANCE FUTURE OPERATIONS OR CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES THAT MAY BE IN OUR INTEREST. OUR FAILURE TO COMPLY WITH THESE RESTRICTIONS COULD LEAD TO AN ACCELERATION OF OUR INDEBTEDNESS.

    The indenture under which the exchange notes will be issued, the indenture governing our other notes and debentures and our new bank credit agreement contain numerous financial and operating covenants that, among other things, limit Millennium Chemicals' and its subsidiaries' ability to (1) incur additional indebtedness, (2) repurchase or redeem capital stock, (3) create liens or other encumbrances, (4) redeem debt that is junior in right of payment to the notes, (5) make certain payments and investments, including dividend payments, (6) enter into sale/leaseback transactions, (7) sell or otherwise dispose of assets, (8) merge or consolidate with other entities or (9) engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. Our new bank credit agreement also requires us to meet certain financial ratios and tests. Agreements governing future indebtedness could also contain significant financial and operating restrictions. Our ability to comply with these restrictions may be affected by factors beyond our control. A failure to comply with the obligations contained in our new bank credit agreement or our indentures could result in an event of default under our new bank credit agreement or the indentures, which could permit acceleration of the related debt and acceleration of debt under other instruments that may contain cross-acceleration or cross-default provisions. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. In that event, the lenders under our new bank credit agreement could proceed against our assets that secure their debt.

MILLENNIUM AMERICA AND MILLENNIUM CHEMICALS ARE HOLDING COMPANIES AND DEPEND ON THE RECEIPT OF DIVIDENDS OR OTHER PAYMENTS FROM THEIR SUBSIDIARIES TO PAY THE PRINCIPAL OF AND INTEREST ON THE NOTES. CLAIMS OF CREDITORS OF THESE COMPANIES MAY HAVE PRIORITY OVER CLAIMS OF NOTEHOLDERS WITH RESPECT TO THE ASSETS AND EARNINGS OF THESE COMPANIES.

    Millennium America is a holding company, the sole assets of which are 100% of the outstanding equity interests of two holding companies, one of which, in turn, is the parent of each of Millennium Inorganic Chemicals, Millennium Petrochemicals and Millennium Specialty Chemicals, which are in turn the parents of a number of our other subsidiaries. In repaying its indebtedness, including the exchange notes, Millennium America must rely on cash flows from its subsidiaries, including dividends or other payments. Certain subsidiaries of Millennium Chemicals, including those that own the United Kingdom, French, Australian and Brazilian TiO2 operations, are owned indirectly by Millennium Chemicals, but not by Millennium America.


    The holders of the exchange notes will have no direct claims against Millennium America's subsidiaries. Generally, creditors of these subsidiaries will have claims to the assets and earnings of the subsidiaries that are superior to claims of creditors of Millennium America. Therefore, claims of holders of the indebtedness of Millennium America, including the exchange notes, against the cash flow and assets of Millennium America's subsidiaries, will be effectively subordinated to claims of the subsidiaries' creditors. As of June 30, 2001, subsidiaries of Millennium America had approximately $75 million of trade payables and no indebtedness outstanding (excluding unused commitments and $9 million of outstanding undrawn standby letters of credit). Since Millennium America conducts all of its operations through its subsidiaries, its subsidiaries have substantial operating liabilities. The ability of Millennium America's subsidiaries to make payments to Millennium America will be subject to, among other things, applicable state corporate laws and other laws and regulations. State corporate law applicable to Millennium America's principal subsidiaries generally prohibits the payment of dividends by any subsidiary unless the subsidiary has capital surplus or net profits in the current or immediately preceding year. In the event of Millennium America's dissolution, bankruptcy, liquidation or reorganization, the holders of the exchange notes may not receive any amounts with respect to the exchange notes until after payment in full of the claims of creditors of Millennium America's subsidiaries.



    Millennium Chemicals will unconditionally guarantee the exchange notes on a senior unsecured basis. Millennium Chemicals is a holding company, the sole asset of which is 100% of the outstanding capital stock of an intermediate holding company, which, in turn, is the indirect parent of Millennium America and Millennium Chemicals' foreign subsidiaries. The holders of the exchange notes will have no direct claims against Millennium Chemicals' subsidiaries (other than Millennium America). Generally, creditors of these subsidiaries will have claims to the assets and earnings of these subsidiaries that are superior to claims of creditors of Millennium Chemicals. Therefore, claims of holders of Millennium Chemicals' indebtedness, including the guarantee of the exchange notes, against the cash flow and assets of these subsidiaries, will be effectively subordinated to claims of the subsidiaries' creditors. As of June 30, 2001, subsidiaries of Millennium Chemicals (other than Millennium America) had approximately $159 million of trade payables and $20 million of total indebtedness outstanding (excluding unused commitments and $47 million of outstanding undrawn standby letters of credit). Since Millennium Chemicals conducts all of its operations through its subsidiaries, its subsidiaries (other than Millennium America) have substantial operating liabilities. The ability of its subsidiaries to make payments to Millenium Chemicals will be subject to, among other things, corporate laws and other laws and regulations of the applicable state or foreign jurisdiction. State corporate law applicable to Millennium Chemicals' subsidiaries generally prohibits the payment of dividends by any given subsidiary unless the subsidiary has capital surplus or net profits in the current or immediately preceding year. In the event of Millennium Chemicals' dissolution, bankruptcy, liquidation or reorganization, the holders of the exchange notes may not receive any amounts with respect to the exchange notes until after the payment in full of the claims of creditors of its subsidiaries.



    Claims of holders of the exchange notes against the cash flow and assets of Equistar and its subsidiaries will be effectively subordinated to claims of creditors of Equistar and its subsidiaries. As of June 30, 2001, Equistar and its subsidiaries had $380 million of accounts payable and $2.2 billion of total indebtedness outstanding.


    Accordingly, in the event of Millennium America's or Millennium Chemicals' dissolution, bankruptcy, liquidation or reorganization, the holders of the exchange notes may not receive any amounts with respect to the exchange notes until after the payment in full of the claims of creditors of its subsidiaries.

    Although the indenture under which the exchange notes will be issued will limit the ability of our subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, these limitations have a number of significant qualifications and exceptions. See 'Description of Exchange Notes -- Certain
Covenants -- Limitation on Restrictions on Distributions from Restricted Subsidiaries.'

THE EXCHANGE NOTES WILL NOT BE SECURED BY ANY OF OUR ASSETS. HOWEVER, OUR NEW BANK CREDIT AGREEMENT IS SECURED AND, THEREFORE, OUR BANK LENDERS WILL HAVE A PRIOR CLAIM ON CERTAIN OF OUR ASSETS.

    The exchange notes will not be secured by any of our assets. However, our new bank credit agreement is secured by (1) a pledge of 100% of the stock of Millennium Chemicals' existing and future domestic subsidiaries, including Millennium America, and 65% of the stock of Millennium Chemicals' existing and future first-tier foreign subsidiaries, in both cases other than subsidiaries that hold immaterial assets, (2) all the equity interests held by Millennium Chemicals' subsidiaries in Equistar and La Porte Methanol Company (which pledge is limited to the right to receive distributions made by Equistar and La Porte Methanol Company, respectively), and (3) all present and future accounts receivable, intercompany indebtedness and inventory of Millennium America and its domestic subsidiaries other than subsidiaries that hold immaterial assets. If Millennium Chemicals becomes insolvent or is liquidated, or if payment under any of the instruments governing its secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders will have a prior claim on Millennium Chemicals' assets. In that event, because the exchange notes will not be secured by any of Millennium Chemicals' assets, it is possible that Millennium Chemicals' remaining assets might be insufficient to satisfy your claims in full.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS TO PURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE.

    Upon the occurrence of certain change of control events, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and liquidated damages. Our ability to repurchase the exchange notes upon a change of control will be limited by the terms of our other debt agreements. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts owed by us under our new bank credit agreement. We cannot assure you that we would be able to repay amounts outstanding under our new bank credit agreement or obtain necessary consents under such agreement to repurchase the exchange notes. Any requirement to offer to purchase any exchange notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, such financing may not be on terms favorable to us.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE EXCHANGE NOTES AND WE CANNOT GUARANTEE THAT A MARKET WILL DEVELOP OR THAT YOU WILL BE ABLE TO SELL YOUR EXCHANGE NOTES.

    The exchange notes will be a new issue of securities for which there is currently no market. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. Each initial purchaser of the outstanding notes has informed us that, subject to applicable law, it currently intends to make a market in the exchange notes. However, the initial purchasers are not obligated to do so, and any market making by the initial purchasers may be discontinued at any time without notice. Therefore, we cannot assure you that an active trading market will develop for the exchange notes or, if such a market develops, whether it will continue.

UNDER U.S. FEDERAL AND STATE FRAUDULENT TRANSFER OR CONVEYANCE STATUTES, A COURT COULD VOID THE OBLIGATIONS OF MILLENNIUM AMERICA AND MILLENNIUM CHEMICALS OR TAKE OTHER ACTIONS DETRIMENTAL TO HOLDERS OF THE EXCHANGE NOTES.

    Under U.S. federal or state fraudulent transfer or conveyance laws, a court could take actions detrimental to you if it found that, at the time the exchange notes or the exchange note guarantee were issued:

        (1) Millennium America or Millennium Chemicals issued the exchange notes or the exchange note guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

        (2) (a) Millennium America or Millennium Chemicals received less than fair consideration or reasonably equivalent value for incurring the debt represented by the exchange notes or the exchange note guarantee; and

           (b) Millennium America or Millennium Chemicals:

            was insolvent or rendered insolvent by issuing the exchange notes or the exchange note guarantee;

            was engaged, or about to engage, in a business or transaction for which the assets remaining with Millennium America or Millennium Chemicals would constitute unreasonably small capital to carry on Millennium America's or Millennium Chemicals' business; or

            intended to incur, believed that it would incur or did incur, debt beyond Millennium America's or Millennium Chemicals' ability to pay.

If a court made such a finding, it could:

         void all or part of Millennium America's or Millennium Chemicals' obligations to the holders of the exchange notes and direct the repayment of any amounts thereunder to Millennium America's or Millennium Chemicals' other creditors;

         subordinate Millennium America's or Millennium Chemicals' obligations to the holders of the exchange notes to Millennium America's or Millennium Chemicals' other debt; or

         take other actions detrimental to the holders of the exchange notes.

If this were to occur, we cannot assure you that Millennium America could pay amounts due on the exchange notes.

    Millennium America or Millennium Chemicals generally would be considered insolvent at the time it incurred the exchange notes or the exchange note guarantee if:

         the fair saleable value of Millennium America's or Millennium Chemicals' assets, as applicable, was less than the amount required to pay Millennium America's total existing debts and liabilities, including contingent liabilities, or those of Millennium Chemicals, as applicable, as they become absolute and mature; or

         either Millennium America or Millennium Chemicals incurred debts beyond its ability to pay as these debts mature.

    We cannot predict what standard a court would apply in order to determine whether either Millennium America or Millennium Chemicals was insolvent as of the date Millennium America or Millennium Chemicals issued the exchange notes or the exchange note guarantee, or that regardless of the method of valuation, a court would determine that Millennium America or Millennium Chemicals was insolvent on that date, or whether a court would determine that the payments constituted fraudulent transfers or conveyances on other grounds.

    To the extent a court voids the exchange note guarantee as a fraudulent transfer or conveyance or holds it unenforceable for any other reason, holders of exchange notes would cease to have any claim against Millennium Chemicals. If a court were to take this action, Millennium Chemicals' assets would be applied to Millennium Chemicals' liabilities and any future preferred stock claims. We cannot assure you that Millennium Chemicals' assets would be sufficient to satisfy the claims of the holders of exchange notes relating to any voided portions of the exchange note guarantee.

RISKS RELATING TO OUR BUSINESS

THE CYCLICALITY AND VOLATILITY OF THE CHEMICAL INDUSTRY MAY ADVERSELY AFFECT OUR INCOME AND CASH FLOW LEVELS AND OUR CAPACITY UTILIZATION, AND MAY CAUSE FLUCTUATIONS IN OUR RESULTS OF OPERATIONS.

    Our income and cash flow levels reflect the cyclical nature of the chemical industries in which we operate. Certain of these industries are mature and sensitive to cyclical supply and demand balances. In particular, the markets for ethylene and polyethylene, in which we participate through our interest in Equistar, are highly cyclical, resulting in volatile profits and cash flow over the business cycle. Further, the global markets for TiO2, VAM, acetic acid and our fragrance and flavor chemicals are cyclical, although to a lesser degree.

    Demand for ethylene, its derivatives and acetyls has fluctuated from year to year. These industry segments are particularly sensitive to capacity additions. Producers have historically experienced alternating periods of inadequate capacity, resulting in increased selling prices and operating margins, followed by periods of large capacity additions, resulting in declining capacity utilization rates, selling prices and operating margins. Profitability is further influenced by fluctuations in the price of feedstocks for ethylene, which generally follow price trends for crude oil or natural gas.


    During 2000, significant new industry ethylene capacity was added. During the latter half of 2000, demand began to weaken due to slower U.S. economic growth and has remained weak. As a result of these factors, benchmark ethylene prices declined in the fourth quarter of 2000, increased in early 2001 and resumed declining to levels below that of first quarter 2001. The ethylene industry is experiencing significant capacity additions. New North American capacity scheduled for the latter half of 2001 is expected to add 5% to domestic ethylene capacity. This additional capacity at a time of weak demand could result in declining capacity utilization rates, selling prices and margins, which could negatively affect Equistar's results of operations. We cannot assure you that future growth in product demand will be sufficient to utilize any additional capacity.



    In addition, the operating rates at our various facilities fluctuate and, therefore, impact the comparison of period-to-period results. Different facilities may have differing operating rates from period-to-period depending on supply and demand for the product produced at the facility during that period, which may be affected by many factors, such as energy costs, feedstock costs and transportation costs. As a result, individual facilities may be operated below or above rated capacities, may be idled or may be shut down and restarted in any period. In the first half of 2001, we reduced operating rates in all segments, thereby increasing our per unit cost of products sold. Also, in the first half of 2001, as a result of surging natural gas costs, Equistar idled certain plants that use natural gas liquids-based raw materials. It is possible that lower demand in the future will cause us to reduce operating rates.


OUR BUSINESS AND EQUISTAR'S BUSINESS ARE SUBJECT TO MATERIAL FLUCTUATIONS DUE TO EXTERNAL FACTORS WHICH MAY NEGATIVELY AFFECT ITS AND OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


    External factors beyond our control, such as general economic conditions, competitor actions, international events and governmental regulation in the United States and abroad, can cause fluctuations in demand for our products, fluctuations in prices and margins and volatility in the price of raw materials that we purchase. In particular, demand within the primary end-markets for our and Equistar's products is generally a function of regional economic conditions in geographic areas in which sales are generated. For example, in the first half of 2001, uncertainty regarding the U.S. economy reduced market demand in all business segments, which adversely affected our results of operations. These external factors can magnify the impact of industry cycles. As a result, our income and cash flow are subject to material fluctuations. The cash distributions we expect to receive from Equistar may be affected by the same or similar external factors.


OUR PARTICIPATION IN THE EQUISTAR JOINT VENTURE EXPOSES US TO RISKS OF SHARED CONTROL AND FUTURE CAPITAL COMMITMENTS WHICH, AMONG OTHER THINGS, MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


    We rely on cash distributions from Equistar. We did not receive any cash distributions from Equistar during the first half of 2001, and we do not expect to receive any distributions during the remainder of 2001. Our cash flow could be adversely affected by actions taken by Equistar or our partners in Equistar or by conditions that affect Equistar or its business. In particular, if our partners in Equistar do not fulfill their obligations under the Equistar partnership agreement, Equistar may not be able to operate according to its business plan. If this were to occur, our results of operations could be adversely affected. In addition, although unanimous consent of all of Equistar's partners is required for aggregate partner contributions not contemplated by an approved strategic plan that exceed $100 million in any given year or $300 million in a five-year period, we may be required, without our consent, to contribute amounts up to our pro rata portion of such amounts or an unlimited amount to allow Equistar to achieve or maintain compliance with certain health, safety and environmental laws. If we fail to contribute these amounts, we may have to sell our interest in Equistar to our partners at a price or on terms which may be unfavorable to us.


RISING COSTS OF ENERGY AND OTHER RAW MATERIALS MAY RESULT IN INCREASED OPERATING EXPENSES AND REDUCED RESULTS OF OPERATIONS.

    We purchase large amounts of raw materials for our businesses. The cost of these materials, in the aggregate, represents a substantial portion of our operating expenses. The prices and availability of these raw materials vary with market conditions and may be highly volatile. In addition, we use large amounts of energy in our operations. Energy costs have risen significantly recently due to the increase in the cost of oil and natural gas and the recent shortages of energy in various states. Our operating expenses have increased and will likely continue to increase if these costs continue to rise or do not return to historical levels.

    There have been in the past and will likely be in the future periods of time when we are unable to pass raw material price increases on to our customers in whole or in part. Customer consolidation in our TiO2 business has made it more difficult to pass costs along to customers, so that increased raw material prices negatively affect our operating margins.

    In our Titanium Dioxide and Related Products business segment, titanium-bearing ores are our primary raw materials, but we also purchase large quantities of chlorine, sulfuric acid, caustic soda, petroleum products and metallurgical coke, aluminum, sodium silicate, oxygen and nitrogen. In our Acetyls business segment, our primary raw materials are natural gas, carbon monoxide, methanol and ethylene, and in our Fragrance and Flavor Chemicals business segment, our primary raw materials are CST and gum turpentine or their derivatives. In addition, Equistar purchases petroleum liquids, including naptha, condensates and gas oils and natural gas liquids, including ethane, propane and butane.


    We use natural gas as a feedstock and as a source of energy. Fluctuations in the price of natural gas affect our operating expenses which, in turn, affect our results of operations. In the first half of 2001, our results of operations were significantly impacted by the rising cost of natural gas. Our Acetyls business segment has the largest exposure to natural gas costs. Our Titanium Dioxide and Related Products and Fragrance and Flavor Chemicals business segments were impacted to a lesser extent.



    Equistar's raw material costs began increasing during 1999 due to higher oil and gas prices. These increases continued through 1999 into 2000 and remained at high levels during 2000. Surging natural gas costs late in 2000 and in the first half of 2001 increased both the costs of natural gas liquids-based raw materials (primarily ethane) as well as the cost of utilities. As a result, some U.S.-based producers, including Equistar, idled plants that use natural gas liquids-based raw materials. Due to the commodity nature of most of Equistar's products, Equistar is generally not able to protect its market position by product differentiation and may not be able to pass on all cost increases to its customers. Accordingly, increases in raw material and other costs may not necessarily correlate with changes in product prices, either in the direction of the price change or in magnitude. As a result, changes in the prices of commodities and raw materials and other costs will affect Equistar's income and cash flow which will, in turn, affect our financial condition and results of operations.


WE HAVE A LIMITED NUMBER OF SUPPLIERS FOR SOME OF OUR RAW MATERIALS, WHICH COULD NEGATIVELY AFFECT US.

    Millennium Chemicals has a limited number of suppliers for some of its raw materials, and the number of sources for and availability of raw materials is specific to the particular geographical region in which a facility is located. In 2000, Millennium Chemicals and its consolidated subsidiaries purchased 81% of their titanium-bearing ores from two suppliers, Rio Tinto Iron & Titanium Inc. (through its affiliates Richards Bay Iron & Titanium (Proprietary) Limited and QIT-Fer et Titane Inc.) and Iluka Resources Limited under multiple year contractual commitments. In addition, they obtain chlorine and caustic soda exclusively from one supplier for their Australian operations under a long-term supply agreement. For their other TiO2 manufacturing plants, there are multiple suppliers for these raw materials and they are generally purchased through short-term contracts. They also purchase all of their ethylene requirements from Equistar under a supply contract based on market prices. In addition, they purchase all of their carbon monoxide from Linde AG pursuant to a long-term contract based primarily on the cost of production. Each of the chloride TiO2 manufacturing plants has long-term supply agreements for oxygen and nitrogen through either 'over the fence' suppliers dedicated to the site or through a direct pipeline arrangement. Each of these contracts is an exclusive supply contract.

    Accordingly, if one of these suppliers were unable to meet its obligations under present supply arrangements, we could suffer reduced supplies or be forced to incur increased prices for our raw materials.

    Equistar purchases the majority of its natural gas and petroleum liquids requirements through contractual arrangements from a variety of third-party domestic and foreign sources, as well as on the spot market from third-party domestic and foreign sources.

OPERATING PROBLEMS IN OUR OR EQUISTAR'S BUSINESS MAY MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    The occurrence of material operating problems at our or Equistar's facilities, including, but not limited to, the events described below, may have a material adverse effect on the productivity and profitability of a particular manufacturing facility, or on our or Equistar's operations as a whole, during and after the period of such operational difficulties. Our income is dependent on the continued operation of our and Equistar's various production facilities and the ability to complete construction projects on schedule. Our and Equistar's manufacturing operations are subject to the usual hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions and environmental hazards, such as chemical spills, discharges or releases of toxic or hazardous substances or gases, storage tank leaks and matters resulting from remedial activities. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental contamination and other environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Furthermore, we and Equistar are also subject to present and future claims with respect to workplace exposure, workers' compensation and other matters.

BECAUSE MILLENNIUM CHEMICALS' OPERATIONS ARE CONDUCTED WORLDWIDE, THEY ARE AFFECTED BY RISKS OF DOING BUSINESS ABROAD. THEIR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY CURRENCY RISK.

    Millennium Chemicals and its consolidated subsidiaries generate revenue from export sales, or sales outside the United States by their domestic operations, as well as from their operations conducted outside the United States. They sell their products to approximately 90 countries. Sales outside the United States by their domestic operations amounted to approximately 11%, 9% and 10% of total revenues in 2000, 1999 and 1998, respectively. Revenue from non-United States operations amounted to approximately 40%, 42% and 38% of total revenues in 2000, 1999 and 1998, respectively, principally reflecting the operations of the Titanium Dioxide and Related Products business segment in Europe, Brazil and Western Australia. Identifiable assets of the non-United States operations represented 29% of total identifiable assets both at December 31, 2000 and 1999, principally reflecting the assets of these operations. In addition, they obtain a portion of their principal raw materials from sources outside the United States. Ores used in the production of TiO2 are obtained from suppliers in South Africa, Australia, Canada and Norway, and a portion of their requirements of CST and gum turpentine and its derivatives is obtained from suppliers in South America, and in the past they have fulfilled a portion of these requirements from Indonesia and other Asian countries and Europe.

    Millennium Chemicals' international operations are subject to the risks of doing business abroad, including fluctuations in currency exchange rates, transportation delays and interruptions, political and economic instability and disruptions, restrictions on the transfer of funds, the imposition of duties and tariffs, import and export controls, changes in governmental policies, labor unrest and current and changing regulatory environments. These events could have an adverse effect on their international operations in the future by reducing the demand for their products, decreasing the prices at which they can sell their products or otherwise having an adverse effect on their business, financial condition or results of operations. We cannot assure you that they will continue to be found to be operating in compliance with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which they may be subject. We also cannot assure you that these laws will not be modified, the result of which may be to prevent foreign subsidiaries from transferring sufficient cash to Millennium Chemicals to permit Millennium America to service and repay its debt.

    The functional currency of each of Millennium Chemicals' non-United States operations (principally, the operations of its Titanium Dioxide and Related Products business segment in the United Kingdom, France, Brazil and Australia) is the local currency. Exchange rates between these currencies and U.S. dollars in recent years have fluctuated significantly and may do so in the future. As a result of translating the functional currency financial statements of all their foreign subsidiaries into United States dollars, consolidated shareholders' equity decreased approximately $46 million in both 2000 and 1999. Future events, which may significantly increase or decrease the risk of future movement in foreign currencies in which they conduct their business, cannot be predicted. In addition, Millennium Chemicals and its consolidated subsidiaries generate revenue from export sales and operations conducted outside the United States that may be denominated in currencies other than the relevant functional currency.

    Millennium Chemicals and its consolidated subsidiaries hedge certain revenues and costs to minimize the impact of changes in the exchange rates of those currencies compared to the respective functional currencies. They do not use derivative financial instruments for trading or speculative purposes. Foreign currency losses on unhedged transactions aggregated $4 million, $13 million and $4 million in 2000, 1999 and 1998, respectively. It is possible that fluctuations in foreign exchange rates will have a negative effect on their results of operations.

WE AND EQUISTAR ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL REGULATIONS AND ENVIRONMENTAL LIABILITIES THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

    Both our businesses and those of Equistar are subject to extensive requirements concerning the protection of the environment, including those governing discharges of pollutants in the air and water, the generation, management and disposal of hazardous substances and wastes and other materials and the remediation of contamination and contaminated sites. The operation of any chemical manufacturing plant and the distribution of chemical products entail risks under environmental laws. In particular, the production of TiO2, VAM, acetic acid, TiCl4, methanol and certain other chemicals produced by us or Equistar involves the handling, manufacture or use of substances or compounds that may be considered to be toxic or hazardous within the meaning of certain environmental laws, and certain operations involving those substances and compounds have the potential to cause environmental or other damage. We could incur material liabilities, including clean-up costs, fines and civil and criminal sanctions, third-party property damage and personal injury claims, as a result of violations of or liabilities under environmental laws with respect to our operations and those of Equistar. In addition, potentially significant expenditures could be required in connection with the repair or upgrade of facilities in order to comply with existing or new requirements under environmental laws.

    Equistar's principal executive offices and many of its plants are located in and around Houston, Texas. The eight-county Houston/Galveston region has been designated a severe non-attainment area for ozone by the EPA. The Texas Natural Resource Conservation Commission has submitted a plan to the EPA to reach and demonstrate compliance with the ozone standard by the year 2007. Compliance with this plan will result in increased capital investment by Equistar, which could be between $150 million and $300 million before the 2007 deadline, and higher annual operating costs for Equistar. The timing and amount of these expenditures are subject to regulatory and other uncertainties, including litigation, as well as obtaining the necessary permits and approvals.

    From time to time, various agencies may serve cease and desist orders or notices of violation on us or Equistar or deny our applications for certain licenses or permits, in each case alleging that our practices are not in compliance with environmental requirements. While we believe that our businesses and the businesses of Equistar generally operate in compliance with applicable environmental requirements and that we maintain adequate reserves with respect to our remediation obligations and the environmental proceedings in which we, our subsidiaries or Equistar have been named as defendants or potentially responsible parties, there can be no assurance that actual costs and liabilities for environmental matters will not exceed the forecasted amounts or that estimates made with respect to indemnification obligations will be accurate.

    One of our subsidiaries is named as one of four potentially responsible parties at the Kalamazoo River Superfund Site, at which the State of Michigan is considering selection of a remedial alternative to address polychlorinated biphenyls contamination of river sediments. In October 2000, the Kalamazoo River Study Group (of which our subsidiary is a member) submitted to the State of Michigan a Draft Remedial Investigation and Draft Feasibility Study, which evaluated a number of remedial options and recommended a remedy involving the stabilization of several miles of river bank and the long-term monitoring of river sediments at a total cost of approximately $73 million. Other possible remedial alternatives range from no action at no further cost to the complete dredging of contaminated river sediments at a total cost of approximately $2.5 billion. Based on current information, including the levels of known contaminants, we believe that the selection of the remedial alternative involving complete dredging of river sediments is remote. Our liability at the site will depend on many factors, including the ultimate remedy selected by the State of Michigan, a determination of final allocation, the number of other potentially responsible parties and their financial viability and the remediation methods and technologies available.

    It is possible that costs will be incurred with respect to sites or indemnification obligations that currently are unknown, or as to which it is currently not possible to make an estimate.

WE SELL OUR PRODUCTS IN MATURE AND HIGHLY COMPETITIVE INDUSTRIES AND FACE PRICE PRESSURE IN THE MARKETS IN WHICH WE OPERATE.

    The global markets in which our chemical businesses operate are highly competitive. Competition is based on a number of factors, such as price, product quality and service. Some of our competitors may be able to drive down prices for our products because they have costs that are lower than ours. In addition, some of our competitors may have greater financial, technological and other resources than ours, and may be better able to withstand changes in market conditions. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. Further, consolidation of our competitors or customers in any of the industries in which we compete may have an adverse effect on us. The occurrence of any of these events could adversely affect our financial condition and results of operations.

LITIGATION PROCEEDINGS AND OTHER CLAIMS COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS.

    Millennium Chemicals and certain of its subsidiaries are defendants in a number of pending legal proceedings incidental to their present and former operations, including various proceedings against an alleged former subsidiary of a discontinued operation and other alleged past manufacturers alleging personal injury and property damage based on exposure to various chemicals and other materials, such as asbestos and lead pigments used in paint and lead-based paint. It is possible that additional litigation may be filed. The legal proceedings currently in process seek recovery under a variety of theories, including negligence, failure to warn, breach of warranty, conspiracy, market share liability, fraud, misrepresentation and nuisance. Liability, if any, that may result is not reasonably capable of determination. Although we believe that, based on information currently available, the disposition of such claims in the aggregate would not have a material adverse effect on Millennium Chemicals' consolidated financial position, results of operation or cash flow, we cannot assure such a disposition. In addition, Millennium Chemicals and its subsidiaries may be subject to potential undisclosed liabilities associated with their present and former operations, including tax liabilities and environmental liabilities arising from the operations of their predecessors and prior owners or operators of their sites or operations for which they may be responsible.

    In September 1999 Celanese AG filed suit against Millennium Chemicals alleging infringement of a Celanese patent relating to acetic acid production technology. Although we believe that we have substantial defenses to this lawsuit, this claim and any future claims of infringement of intellectual property rights could result in loss of revenue and could be time-consuming and costly to defend.

BECAUSE OF MILLENNIUM CHEMICALS' DUAL RESIDENCE, IT MAY BE SUBJECT TO TAX LIABILITIES AND INDEMNITY, EITHER OF WHICH WOULD NEGATIVELY AFFECT OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

    Millennium Chemicals is organized under the laws of Delaware and is subject to United States federal income taxation. However, in order to obtain clearance from the U.K. Inland Revenue with respect to the tax-free treatment for U.K. tax purposes for Hanson PLC and Hanson's shareholders of the stock dividend of shares of Millennium Chemicals issued in connection with the demerger of Millennium Chemicals from Hanson in October 1996, Hanson agreed with the U.K. Inland Revenue that Millennium Chemicals would continue to be centrally managed and controlled in the United Kingdom for at least five years following October 1, 1996. Hanson also agreed with the U.K. Inland Revenue that Millennium Chemicals' board of directors would be the only medium through which strategic control and policy making powers were exercised, and that meetings of Millennium Chemicals' board of directors almost invariably would be held in the United Kingdom during this five-year period. In an agreement with Hanson, Millennium Chemicals agreed not to take, or fail to take, during the five-year period, any action that would result in a breach of, or constitute non-compliance with, any of the representations and undertakings made by Hanson in Hanson's agreement with the U.K Inland Revenue. Millennium Chemicals' by-laws provide for similar constraints.

    Hanson's agreement with the U.K. Inland Revenue provides that if, at any time during the five-year period following October 1, 1996, Millennium Chemicals ceases to be regarded as centrally managed and controlled in the United Kingdom, the distribution of common stock to

Hanson's shareholders to effect the demerger will no longer be regarded as tax-free to Hanson under U.K. law, although it will continue to be treated as tax-free under U.K. law to Hanson's shareholders. Millennium Chemicals has agreed to indemnify Hanson against any liability and penalties arising out of a breach of this agreement between Hanson and the U.K. Inland Revenue. Millennium Chemicals estimates that if this indemnification obligation had arisen prior to October 1, 1997, it would have amounted to approximately $421 million. However, pursuant to the agreement, this obligation decreases by $84.2 million on each October 1 following October 1, 1997, and will continue to decrease through October 1, 2001, when it terminates in full. However, there can be no assurance that the U.K. Inland Revenue will not determine in the future that Millennium Chemicals was not centrally managed and controlled in the United Kingdom, thereby giving rise to tax liability or indemnification obligations.

    If Millennium Chemicals ceases to be a U.K. tax resident at any time, Millennium Chemicals will be deemed, for purposes of U.K. corporation tax on chargeable gains, to have disposed of its assets at that time. If this were to occur, Millennium Chemicals would be liable for U.K. corporation tax on chargeable gains on the amount by which the fair market value of those assets at the time of such deemed disposition exceeds its tax basis in those assets. The tax basis of the assets would be calculated in pounds sterling, based on the fair market value of the assets (in pounds sterling at the time of acquisition of the assets) adjusted for U.K. inflation. Accordingly, in those circumstances, Millennium Chemicals could incur a tax liability even though it has not actually sold the assets and even though the underlying value of the assets may not have actually appreciated due to currency movements. Since it is impossible to predict the future value of Millennium Chemicals' assets, currency movement and inflation rates, it is impossible to predict the magnitude of this liability, should it arise.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer.

              SELECTED FINANCIAL DATA OF MILLENNIUM CHEMICALS INC.


    The following table sets forth Millennium Chemicals' selected historical consolidated financial data for each of the fiscal years ended December 31, 2000, 1999, 1998, 1997 and 1996 and at December 31, 2000, 1999, 1998, 1997 and
1996, which is derived from its audited consolidated financial statements which (for the years 2000, 1999 and 1998) are incorporated by reference in this prospectus, and for the six months ended June 30, 2001 and 2000 and as of June 30, 2001, which is derived from its unaudited consolidated financial statements which are incorporated by reference in this prospectus. In the opinion of management, the unaudited interim financial data includes all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation of this information. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year. The following data should be read in conjunction with Millennium Chemicals consolidated financial statements and related notes, 'Management's Discussion and Analysis of Financial Condition and Result of Operations' and other financial information which is incorporated by reference in this prospectus.


    For certain historical financial data with respect to Millennium America, see the condensed consolidating balance sheets and condensed consolidating statements of operations and cash flows as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 which are incorporated by reference in this prospectus.


                                             SIX MONTHS
                                                ENDED
                                              JUNE 30,                YEAR ENDED DECEMBER 31,
                                             -----------   ----------------------------------------------
                                             2001   2000    2000    1999(1)   1998(2)   1997(3)    1996
                                             ----   ----    ----    -------   -------   -------    ----
                                                                (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
    Net sales..............................  $863   $886   $1,793   $1,589    $1,597    $3,048    $ 3,040
    Operating costs and expenses:
        Cost of products sold..............   671    635    1,267    1,112     1,134     2,180      2,264
        Depreciation and amortization......    55     56      113      105       102       203        201
        Selling, development and
          administrative expense...........    78     96      200      204       156       216        217
        Restructuring and other charges....    36     --       --       --        --        --         75
                                             ----   ----   ------   ------    ------    ------    -------
        Operating income...................    23     99      213      168       205       449        283(4)
    Interest expense.......................   (44)   (38)     (80)     (72)      (76)     (131)      (214)
    Interest income........................     2      1        3        3         4        10         37
    Equity in (loss) earnings of
      Equistar.............................   (35)    57       39      (19)       40        18         --
    Other (expense) income, net............    (1)     5       14       29        29         1        (23)
    Loss in value of Equistar investment...    --     --       --     (639)       --        --         --
                                             ----   ----   ------   ------    ------    ------    -------
    (Loss) income from continuing
      operations before provision for
      income taxes and minority interest...   (55)   124      189     (530)      202       347         83(4)
    Benefit (provision) for income taxes...    18    (47)     (60)     209       (37)     (159)       (50)
                                             ----   ----   ------   ------    ------    ------    -------
    (Loss) income from continuing
      operations before minority
      interest.............................   (37)    77      129     (321)      165       188         33
    Minority Interest......................    (2)    (4)      (7)      (5)       (2)       --         --
                                             ----   ----   ------   ------    ------    ------    -------
    (Loss) income from continuing
      operations...........................   (39)    73      122     (326)      163       188         33
    Income from discontinued operations
      (net of income taxes of zero, $10,
      $1, ($2) and ($1,028) for the years
      ended December 31, 2000, 1999, 1998,
      1997 and 1996, respectively).........    --     --       --       38         1        (3)    (2,734)
                                             ----   ----   ------   ------    ------    ------    -------
    Net (loss) income......................  $(39)  $ 73   $  122   $ (288)   $  164    $  185    $(2,701)(4)(5)(6)
                                             ----   ----   ------   ------    ------    ------    -------
                                             ----   ----   ------   ------    ------    ------    -------

                                                                              AT DECEMBER 31,
                                                 AT         ----------------------------------------------------
                                            JUNE 30, 2001    2000       1999       1998        1997         1996
                                            -------------    ----       ----       ----        ----         ----
                                                                   (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
    Cash and cash equivalents.............     $   67       $  107     $  110     $  103      $   64       $  408
    Investment in Equistar................        729          760        800      1,519       1,934           --
    Total assets..........................      3,065        3,220      3,250      4,100       4,326        5,601
    Total debt............................      1,209(7)     1,197(7)   1,102(7)   1,082(7)    1,347(7)     2,464
    Total shareholders' equity............        889          983      1,015      1,578       1,464        1,318



                                                           SIX
                                                         MONTHS
                                                          ENDED                    YEAR ENDED
                                                        JUNE 30,                  DECEMBER 31,
                                                       -----------   --------------------------------------
                                                       2001   2000   2000   1999    1998      1997     1996
                                                       ----   ----   ----   ----    ----      ----     ----
                                                                      (DOLLARS IN MILLIONS)
OTHER FINANCIAL DATA:
    Capital expenditures.............................  $61    $52    $110   $109    $215      $152     $285
    Depreciation and amortization....................   55     56     113    105     102       203      201
    Cash distributions from Equistar.................   --     68      83     75     317        18       --
    Ratio of earnings to fixed charges(8)............  0.5x   3.6x    3.7x  (4.7x)   7.0x      3.3x     1.4x
    Pro Forma ratio of earnings to fixed
      charges(8)(9)..................................  0.5x           3.5x


---------

 (1) The results for 1999 were decreased by net after-tax expense of $351 million for unusual items, the principal components of which were a loss in value of Millennium Chemicals' Equistar interest of $639 million ($400 million after tax), and a gain of $48 million ($38 million after tax) from the sale in May 1999 of the 26.4% combined subordinated and general partnership interests in Suburban Propane Partners, L.P. and Suburban Propane, L.P. (which was reflected as a discontinued operation for 1999 and 1998), as well as other unusual items resulting in net after-tax gains of $11 million.

 (2) The results for 1998 were increased by net after-tax income of $54 million for unusual items, principally composed of insurance settlements and tax benefits, partially offset by a share of certain costs incurred by Equistar and certain other charges incurred by Millennium Chemicals.

 (3) The results for 1997 include 11 months of the polyethylene, alcohol and related products businesses that were contributed to Equistar on December 1, 1997. Since December 1, 1997, the equity method is used to account for Millennium Chemicals' partnership interest in Equistar.

 (4) The results for 1996 include the effects of non-recurring charges of $75 million ($48 million after tax) to reduce the carrying value of certain facilities employed in the sulfate-process manufacturing of TiO2 and to provide for the costs associated with the closure of certain of these facilities.

 (5) The results for 1996 include a gain of $210 million ($86 million after tax) resulting from the sale in March 1996 of a 73.6% equity interest in Suburban Propane.

 (6) The results for 1996 include the effects of a non-cash after-tax charge of $3,206 million relating to a discontinued business sold to Hanson on October 6, 1996.


 (7) Total debt does not include the limited guarantee of collection by Millennium America with respect to principal and interest on a total of $750 million principal amount of Equistar's outstanding debt. See 'Description of Certain Other Indebtedness.'





 (8) For purposes of calculating the ratio of earnings to fixed charges, 'earnings' represent income from continuing operations before income taxes, minority interest and equity in earnings (loss) of Equistar, plus fixed charges and cash distributions from Equistar. 'Fixed charges' consist of interest expense, including amortization of debt issuance costs and that

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     portion of rental expenses which Millennium Chemicals considers to be a reasonable approximation of interest. The less than one-to-one coverage ratio for the six months ended June 30, 2001 and the year ended
     December 31, 1999 results from the impact on income (loss) from continuing operations before provision for income taxes and minority interest of a $36 million charge for reorganization and plant closures and a $639 million charge to write down the value of Millennium Chemicals' investment in Equistar, respectively. Excluding these charges, the June 30, 2001 ratio of earnings to fixed charges would have been 1.3x and the 1999 ratio of earnings to fixed charges would have been 3.7x.



 (9) The pro forma ratio of earnings to fixed charges gives effect to the issuance of $275 million aggregate principal amount of 9 1/4% Senior Notes due 2008 and borrowings under our new bank credit agreement of $132 million to repay $350 million of indebtedness outstanding under our prior bank credit agreement and $46 million of other indebtedness, and to pay fees and expenses relating to the offering of the 9 1/4% Senior Notes and the new bank credit agreement, as if these events had occurred on January 1, 2000.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

BANK CREDIT AGREEMENT

    The following summary of our bank credit agreement is subject to, and is qualified in its entirety by reference to, the terms of the agreement.

    We are a party to the Credit Agreement, dated as of June 18, 2001 (the 'Credit Agreement'), among Millennium America, as a borrower, Millennium Inorganic Chemicals Limited, as a borrower, certain borrowing subsidiaries of Millennium Chemicals from time to time party thereto, Millennium Chemicals, as guarantor, the lenders from time to time party thereto, the issuing banks from time to time party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent ('Chase'), and Bank of America, N.A., as syndication agent. The terms of the Credit Agreement provide for: (a) a commitment to provide a secured revolving credit facility in an aggregate principal amount of $175 million (the 'Revolving Loans'), and (b) a secured term loan facility in an aggregate principal amount of $125 million (the 'Term Loans').

    The senior bank loans bear interest at either the ABR rate plus the spread (the 'ABR loans'), the LIBO rate plus the spread (the 'LIBOR loans'), or the NIBO rate plus the spread (the 'NIBOR loans'). The ABR rate is the highest of
(i) the rate of interest publicly announced by Chase as its prime rate in effect and (ii) the federal funds effective rate from time to time plus 1/2 of 1.0%. The LIBO rate, with respect to any borrowing comprised of LIBOR loans for any interest period, is an interest rate per annum equal to the rate at which deposits in the currency of such borrowing approximately equal in principal amount to the LIBOR loan of the administrative agent for which such LIBO rate is being determined and for a maturity comparable to the applicable interest period are offered in immediately available funds to the administrative agent in the London interbank market. The NIBO rate, with respect to any borrowing consisting of NIBOR loans for any interest period, is an interest rate per annum equal to the interest rate at which U.S. dollar deposits approximately equal in principal amount to the NIBOR loan of the administrative agent for which the NIBO rate is being determined and for a maturity equal to the applicable interest period are offered in immediately available funds to the administrative agent at the eurodollar lending offices where its committed foreign currency and exchange operations and eurodollar funding operations are customarily conducted in the international interbank market. The spread refers to the applicable per annum rate based upon the leverage ratio as set forth in the pricing grid in the Credit Agreement. Interest on all borrowings is calculated on the basis of the actual number of days elapsed over a 360-day year (365 or 366-day year, as applicable, for ABR borrowings accruing interest based on the prime rate).

    Interest on the senior bank loans is payable on the last day of each March, June, September, and December in the case of ABR loans, on the last day of the applicable one, two or three month interest period in the case of one, two or three month LIBOR loans and NIBOR loans, and in the case of LIBOR loans and NIBOR loans having an interest period in excess of three months, on each successive date three months after the first day of such interest period.

REVOLVING LOANS

    The Revolving Loans are available in U.S. dollars, pounds sterling, euros and any other freely tradable currencies in the London market, which have been approved by all the lenders participating in the revolving credit facility. The Revolving Loans may be borrowed, repaid and reborrowed from time to time. A letter of credit subfacility in an amount equal to $50 million is available under the revolving credit facility. A swingline facility, in the amount of $25 million, is also available under the revolving credit facility. The total amount of the Revolving Loans and swingline loans that may be borrowed is not permitted to exceed the Indenture Basket (as such term is defined in the Credit Agreement). The Revolving Loans mature in June 2006.

TERM LOANS

    The Term Loans are available in U.S. dollars. The term loan facility amortizes in quarterly amounts in each year commencing in 2002, with the substantial majority of the repayments being due in 2005 and 2006. Unless we meet a leverage ratio of less than 3.75 to 1.00, the Term Loans are subject to mandatory prepayment upon the occurrence of certain asset sales. We are permitted to voluntarily prepay the Term Loans in whole or in part at any time subject to specified break funding costs that may be applicable. We are not permitted to reborrow any amounts under the Term Loans that we repay. The Term Loans mature in June 2006.

COVENANTS

    The Credit Agreement contains negative covenants, subject to specified baskets, limiting the ability of Millennium Chemicals and/or certain subsidiaries of Millennium Chemicals to, among other things:

     incur debt and issue preferred stock;

     create liens;

     engage in sale and leaseback transactions;

    declare or pay dividends on, and redeem, Millennium Chemicals' stock;

     make certain restricted payments;

    engage in certain transactions with affiliates;

    sell assets;

    engage in mergers or acquisitions;

    engage in domestic account receivable securitization transactions;

    increase the amount of the $750 million limited guarantee of collection by Millennium America, on behalf of Equistar; and

    enter into certain restrictive agreements.

    The Credit Agreement requires us to comply with certain financial tests and to maintain certain financial ratios relating to maximum consolidated leverage and minimum consolidated interest coverage. Failure to satisfy either of these financial covenants constitutes a default under the Credit Agreement.

    The Credit Agreement also includes customary representations and warranties, affirmative covenants and events of default, including (a) a cross-event of default involving other material indebtedness, (b) failure of Millennium America to remain a direct or indirect wholly owned subsidiary of Millennium Chemicals,
(c) a change of control of Millennium Chemicals and (d) other provisions customary for this type of financing.

    Millennium Chemicals and Millennium America guarantee the obligations under the Credit Agreement. The obligations are secured by: (1) a pledge of 100% of the stock of Millennium Chemicals' existing and future domestic subsidiaries, including Millennium America, and 65% of the stock of Millennium Chemicals' existing and future first-tier foreign subsidiaries, in both cases other than subsidiaries that hold immaterial assets, (2) all the equity interests held by Millennium Chemicals' subsidiaries in Equistar and LaPorte Methanol Company (which pledge shall be limited to the right to receive distributions made by Equistar and LaPorte Methanol Company, respectively), and (3) all present and future accounts receivable, intercompany indebtedness, and inventory of Millennium Chemicals and its domestic subsidiaries other than subsidiaries that hold immaterial assets.

SENIOR NOTES AND SENIOR DEBENTURES

    Millennium America has issued an aggregate principal amount of $500,000,000 of 7% senior notes due 2006 and an aggregate principal amount of $249,000,000 of 7.625% senior debentures due 2026, collectively referred to herein as the 'existing notes.' The existing notes are guaranteed by Millennium Chemicals. The indenture under which the existing notes were issued contains certain covenants that limit, among other things, the ability of (1) Millennium America and its restricted subsidiaries (as defined in the indenture) to grant liens or enter into sale-and-leaseback transactions, (2) the restricted subsidiaries to incur additional indebtedness and (3) Millennium America and Millennium Chemicals to merge, consolidate or transfer substantially all of their respective assets.

OTHER INDEBTEDNESS

    Additionally, as of June 30, 2001, Millennium Chemicals and its consolidated subsidiaries had $20 million of other indebtedness, principally composed of various loans of foreign subsidiaries. Further, as of June 30, 2001, Millennium Chemicals and its consolidated subsidiaries had undrawn outstanding standby letters of credit amounting to $28 million.

    In connection with the formation of Equistar in December 1997, Millennium America provided a limited guarantee of collection with respect to principal and interest on a total of $750 million principal amount of indebtedness under Equistar's $1.25 billion revolving credit facility. The guarantee will remain in effect indefinitely, but at any time after December 31, 2004, Millennium America may elect to terminate the guarantee if certain conditions are met including financial ratios and covenants. In addition, Millennium America may elect to terminate the guarantee if Millennium Petrochemicals sells its interests in the subsidiaries that hold the partnership interests of Equistar or if those subsidiaries sell their interests in Equistar, provided certain conditions are met including financial ratios and covenants.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    We sold the outstanding notes to the initial purchasers on June 18, 2001. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the outstanding notes, we and Millennium Chemicals entered into a registration rights agreement with the initial purchasers of the outstanding notes. The registration rights agreement requires us to register the exchange notes under the Securities Act and offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

    The registration rights agreement requires us to

     file with the SEC a registration statement for the exchange offer and the exchange notes on or before September 16, 2001;

     use our reasonable efforts to cause the registration statement filed for the exchange offer and the exchange notes to be declared effective by the SEC on or before December 15, 2001;

     complete the exchange offer on or before January 14, 2002.

    These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, we must pay liquidated damages to the holders of the outstanding notes at the rate of 0.192 per week per $1,000 principal amount until the applicable requirement has been met. We have also agreed to keep the registration statement for the exchange offer effective for at least 30 days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

    Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, we will be required to file a 'shelf' registration statement for a continuous offering by the holders of the outstanding notes if:

     because of any change in law or applicable interpretations thereof by the staff of the SEC, Millennium America is not permitted to effect the exchange offer as contemplated by the registration rights agreement;

     any outstanding notes validly tendered pursuant to the exchange offer are not exchanged for exchange notes by January 14, 2002;

     any initial purchaser of the outstanding notes so requests with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer;

     any applicable law or interpretations do not permit any holder of outstanding notes to participate in the exchange offer;

     any holder of outstanding notes that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered notes; or

     we so elect.

    If we are required to file a shelf registration statement, we will be required to use our reasonable efforts to keep the registration statement effective for two years, subject to some exceptions. Additionally, we will have the ability to issue a notice that the shelf registration statement is unusable pending a material announcement and may issue any notice suspending use of the shelf registration statement without accruing liquidated damages so long as the aggregate number of days in any consecutive twelve-month period for which all notices are issued and effective does not exceed 60 days in total. Other than as described above, no holder will have the right to require us to file a shelf registration statement or otherwise register such holder's notes under the federal securities laws.

    The registration rights agreement also provides that we and Millennium Chemicals shall make available for a period of 180 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes; and

     shall pay all expenses incident to the exchange offer (including the expense of one counsel to the holders of the exchange notes) and will indemnify certain holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including certain indemnification rights and obligations.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See 'Plan of Distribution.'

    A holder who sells notes pursuant to a shelf registration statement will generally be required to provide us with specific information, be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification obligations.

    This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes. See 'Where You Can Find More Information.'

TRANSFERABILITY OF THE EXCHANGE NOTES

    Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties, we believe that the holders of the exchange notes, may offer for resale, resell or otherwise transfer the exchange notes without further compliance with the registration and prospectus delivery provisions of the Securities Act, if you, or the person or entity receiving such notes, are acquiring the exchange notes in the ordinary course of business;

     neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the Securities Act;

     neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

     neither you nor any such person or entity is an 'affiliate' of Millennium Chemicals, as such term is defined under Rule 405 under the Securities Act; and

     you are not acting on behalf of any person or entity who could not truthfully make these statements.

    To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

    Any holder of the outstanding notes who is an affiliate of Millennium Chemicals or who intends to participate in the exchange offer for the purpose of distributing the exchange notes will not be able to rely on the interpretation by the staff of the SEC set forth in the no-action letters described above;

     will not be able to tender outstanding notes in the exchange offer; and

     must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

    Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be 'underwriters' within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See 'Plan of Distribution.'

TERMS OF THE EXCHANGE OFFER; ACCEPTANCE OF TENDERED NOTES


    Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on September 10, 2001. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.


    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

     the exchange notes bear a different CUSIP number from the outstanding notes; and

     the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for liquidated damages on the outstanding notes in some circumstances relating to the timing of the exchange offer.

    The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.

    As of the date of this prospectus, $275 million aggregate principal amount of notes was outstanding. There will be no fixed record date for determining the holders of outstanding notes entitled to participate in this exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC under the Exchange Act.

    We shall be deemed to have accepted validly tendered notes when, as, and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events in this prospectus or otherwise, we will return the certificates for any unaccepted notes to the tendering holder as promptly as practicable after the expiration of the exchange offer.

    Holders who tender exchange notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading ' -- Solicitation of Tenders; Fees and Expenses.' However, we will not pay any taxes incurred in connection with a holder's request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See ' -- Transfer Taxes' in this section below.

EXPIRATION DATE; EXTENSIONS; AMENDMENT


    The exchange offer will expire at 5:00 p.m., New York City time, on September 10, 2001, unless we, in our sole discretion, extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading ' -- Conditions to the Exchange Offer' have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.


    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

INTEREST ON THE EXCHANGE NOTES

    The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the tendered outstanding notes or, if no interest has been paid, from June 18, 2001, the issue date. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

    Interest on the notes is payable semi-annually on each June 15 and December 15, commencing on December 15, 2001.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     have the signatures guaranteed if required by the letter of transmittal;
     and

     mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the expiration date.

    By executing the letter of transmittal you will make to us the representations set forth in the first paragraph under the heading ' -- Transferability of the Exchange Notes.'

    All tenders not withdrawn before the expiration date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

   THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU. YOU SHOULD NOT SEND ANY NOTE, LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENT TO US.

    If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name, or obtain a properly completed bond power from the registered holder of the outstanding notes.

    See 'Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner' included with the letter of transmittal.

    The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See 'Plan of Distribution'.

GUARANTEE OF SIGNATURES

    Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered by a registered holder who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the letter of transmittal; or

     for the account of an 'eligible guarantor institution.'

Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

SIGNATURE ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS

    If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes listed in the letter of transmittal, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder's name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an 'eligible guarantor institution.'

    If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. Unless we waive this condition, you must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

BOOK-ENTRY TRANSFER

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an 'agent's message' in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. Upon receipt of such holder's acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an 'agent's message' to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

    The term 'agent's message' means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that

     DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

     the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound to the applicable notice of guaranteed delivery; and

     we may enforce such agreement against such participant.

DETERMINATION OF VALID TENDERS; OUR RIGHTS UNDER THE EXCHANGE OFFER

    All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

    Although we intend to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

GUARANTEED DELIVERY PROCEDURES

    If you desire to tender outstanding notes pursuant to the exchange offer and
(1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied you must effect your tender through an 'eligible guarantor institution,' which is defined above under the heading ' -- Guarantee of Signatures';

     a properly completed and duly executed notice of guaranteed delivery, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

     the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

    The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures outlined above.

WITHDRAWAL RIGHTS


    Except as otherwise provided in this prospectus, you may withdraw tendered outstanding notes at any time before 5:00 p.m., New York City time, on September 10, 2001. For a withdrawal of tendered outstanding notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC's Automated Tender Offer Program. Any notice of withdrawal must specify the name of the person having tendered the outstanding notes to be withdrawn;

     identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC;

     be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

     specify the name in which any exchange notes are to be registered, if different from that of the registered holder.

    If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, before the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn; and

     a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

    Any permitted withdrawal of outstanding notes may not be rescinded. Any outstanding notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn outstanding notes without cost to the holder promptly after withdrawal of the outstanding notes. Holders may retender properly withdrawn outstanding notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading
' -- Procedures for Tendering Outstanding Notes.'

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if the exchange notes to be received will not be tradable by the holder without restrictions under the Securities Act or the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all the states of the United States;

     any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

     any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

     extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their outstanding notes; or

     waive such unsatisfied conditions of the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

    These conditions are for the sole benefit of us and Millennium Chemicals and may be asserted or waived by us at any time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights. These rights will be ongoing and may be asserted by us at any time.

    In addition, we will not complete the exchange offer if any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes. In any such event, we must make every reasonable effort to obtain the withdrawal of any stop order at the earliest possible moment.

EFFECT OF NOT TENDERING

    To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder's ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading ' -- Purpose of the Exchange Offer.'

    Accordingly, the outstanding notes not tendered may be resold only to us or our subsidiaries;

     pursuant to a registration statement which has been declared effective under the Securities Act;

     for so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

     pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller's property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws.

    Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

REGULATORY APPROVALS

    Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitations by telegraph, telecopy, telephone or in person.

    We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

    We will pay the cash expenses incurred in connection with the exchange offer. These expenses include the SEC registration fee, fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

TRANSFER TAXES

    We will pay all transfer taxes, if any, required to be paid in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

    If you do not submit satisfactory evidence of payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed to the tendering holder.

THE EXCHANGE AGENT

    The Bank of New York is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.


                              The Bank of New York
                          101 Barclay Street - 7 East
                            New York, New York 10286
                   Attn: William Buckley, Reorganization Unit
                          By Facsimile: (212) 815-6339
                           Attn: Reorganization Unit
                      Confirm by Telephone: (212) 815-5788


    Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

    Delivery to an address other than as set forth above will not constitute a valid delivery.

                       DESCRIPTION OF THE EXCHANGE NOTES

    Definitions of certain terms used in this Description of the Exchange Notes may be found under the heading 'Certain Definitions.' For purposes of this section, (i) the term 'Issuer' refers only to Millennium America Inc. and not to any of its subsidiaries and (ii) the term 'Company' refers only to Millennium Chemicals Inc., the indirect parent company of the Issuer, and not to any of its subsidiaries. The Company will guarantee the Exchange Notes and therefore will be subject to many of the provisions contained in this Description of the Exchange Notes. The Company's guarantee is termed the 'Note Guarantee.'

    On June 18, 2001 we issued $275 million aggregate principal amount of outstanding notes under an indenture, dated June 18, 2001 (the 'Indenture'), among the Issuer, the Company and The Bank of New York, as Trustee (the 'Trustee'), a copy of which was filed as an exhibit to the registration statement of which this prospectus is a part and is available upon request to the Company. The Exchange Notes will be issued under the Indenture, which will be qualified under the U.S. Trust Indenture Act of 1939, as amended, upon the effectiveness of the registration statement of which this prospectus is a part. The Indenture contains provisions which define your rights under the Exchange Notes. In addition, the Indenture governs the obligations of the Issuer and the Company under the Exchange Notes. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA and are the same in all material respects as those of the outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting transfer.

    The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE EXCHANGE NOTES AND THE NOTE GUARANTEE

    The Exchange Notes:

     will be general unsecured, senior obligations of the Issuer;

     will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer;

     will be senior in right of payment to all future Subordinated Obligations of the Issuer;

     will be effectively subordinated to any secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness;

     will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company (other than the Issuer); and

     will be guaranteed by the Company.

    The Note Guarantee of the Company:

     will be a general unsecured, senior obligation of the Company;

     will rank equally in right of payment with all existing and future Senior Indebtedness of the Company;

     will be senior in right of payment to all future Subordinated Obligations of the Company;

     will be effectively subordinated to any secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

     will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company (other than the Issuer).


    The Exchange Notes will not be guaranteed by any of the Company's subsidiaries. As of June 30, 2001, these subsidiaries (other than the Issuer) had approximately $20 million of total indebtedness outstanding (exclusive of unused commitments and $47 million of undrawn outstanding standby letters of credit), had approximately $159 million of trade payables, and held approximately 95% of the Company's consolidated assets. For the year ended December 31,

2000, these subsidiaries generated approximately 100% of the Company's consolidated net sales and 100% of its operating income.


PRINCIPAL, MATURITY AND INTEREST

    Up to an aggregate principal amount of $275 million of Exchange Notes will be issued in the exchange offer. Additional notes in an unlimited amount may be issued under the Indenture from time to time, subject to the covenants under the Indenture and our other debt instruments in effect from time to time. The outstanding Notes, the Exchange Notes, and any additional Notes subsequently issued (sometimes collectively referred to as the 'Notes') will be treated as a single class for all purposes under the Indenture.

    The outstanding Notes and Exchange Notes will mature on June 15, 2008. We will issue the Exchange Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

    Each Exchange Note we issue will bear interest at a rate of 9 1/4% per annum beginning on June 18, 2001, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on and of each year. We will begin paying interest to Holders on December 15, 2001. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.

    We will also pay liquidated damages to Holders of the outstanding Notes, but not the Exchange Notes, if certain conditions are not satisfied. These liquidated damage provisions are more fully explained under the heading 'The Exchange Offer' above.

PAYMENTS ON THE EXCHANGE NOTES

    We will pay the principal of, premium, if any, interest and liquidated damages, if any, on the Exchange Notes, and the Exchange Notes may be exchanged or transferred, at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Issuer in such matters. The location of the corporate trust office of the Trustee is 101 Barclay Street, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses. No service charge will be made for any registration of transfer or exchange of Exchange Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

TRANSFER AND EXCHANGE

    A Holder will be able to transfer or exchange Exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will not be required to transfer or exchange any Exchange Note selected for redemption or to transfer or exchange any Exchange Note for a period of 15 days prior to a selection of Exchange Notes to be redeemed. The Exchange Notes will be issued in registered form and the registered Holder will be treated as the owner of such Exchange Note for all purposes.

PAYING AGENT AND REGISTRAR

    The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holder of the Exchange Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

OPTIONAL REDEMPTION

    The Exchange Notes may be redeemed, in whole at any time or in part from time to time, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (i) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (except for currently accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points and (y) accrued and unpaid interest, if any, to the redemption date.

    In addition, prior to June 15, 2004, we may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Exchange Notes (calculated giving effect to any issuance of additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

        (1) at least 65% of the original aggregate principal amount of the Exchange Notes (calculated giving effect to any issuance of additional Notes) remains outstanding; and

        (2) any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

SELECTION

    If we partially redeem Exchange Notes, the Trustee will select the Exchange Notes to be redeemed in compliance with the requirements of the principal national securities exchanges, if any, on which the Exchange Notes are listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and reasonable, although no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any Exchange Note in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption so long as we have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages thereon, if any, the Exchange Notes to be redeemed.

MANDATORY REDEMPTION

    The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes.

ADDITIONAL AMOUNTS

    We are required to make all our payments under or with respect to the Exchange Notes and the Note Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) ('Taxes') imposed or levied by or on behalf of the government of the United Kingdom or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which we are organized or are otherwise resident for tax purposes or any jurisdiction from or through which payment is made (in each case, other than the United States or any political subdivision or taxing authority thereof) (each a 'Relevant Taxing Jurisdiction'), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

    If we are so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Exchange Notes or the Note Guarantee, we will be required to pay such additional amounts ('Additional Amounts') as may be necessary so that the net amount received by you (including Additional Amounts) after such withholding or deduction will not be less than the amount you would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Relevant Taxing Jurisdiction of such Exchange Note); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor will we pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Exchange Note for payment within 30 days after the date on which such payment or such Exchange Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Exchange Note been presented on the last day of such 30 day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such Exchange Note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Exchange Note.

    Upon request, we will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

    Whenever in the Indenture there is mentioned, in any context:

        (1) the payment of principal;

        (2) purchase prices in connection with a purchase of Exchange Notes;

        (3) interest; or

        (4) any other amount payable on or with respect to any of the Exchange Notes,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    We will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Exchange Notes, the Note Guarantee, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Exchange Notes or the Note Guarantee, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the jurisdiction of incorporation of any successor of the Company or any jurisdiction in which a paying agent is located, and we will agree to indemnify the Holders for any such taxes paid by such Holders.

    The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein (other than the United States or any political subdivision or taxing authority thereof).

    For a discussion of United Kingdom withholding taxes applicable to payments under or with respect to the Note Guarantee, see 'Certain Tax
Considerations -- United Kingdom Income Taxation.'

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

    We are entitled to redeem the Exchange Notes, at our option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) and liquidated damages to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Exchange Notes or the Note Guarantee, any Additional Amounts as a result of:

        (1) a change in or an amendment to the laws (including any regulations promulgated thereunder) of any Relevant Taxing Jurisdiction; or

        (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of this offering memorandum and we cannot avoid such obligation by taking reasonable measures available to us.

    Before we publish or mail notice of redemption of the Exchange Notes as described above, we will deliver to the Trustee an officers' certificate to the effect that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us. We will also deliver an opinion of independent legal counsel of recognized standing stating that we would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

RANKING

    The Exchange Notes will be general unsecured Senior Indebtedness of the Issuer, will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer and will be senior in right of payment to all future Subordinated Obligations of the Issuer. The Exchange Notes also will be effectively subordinated to any secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such secured Indebtedness.

    The Note Guarantee will be general unsecured Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Indebtedness of the Company and will be senior in right of payment to all future Subordinated Obligations of the Company. The Note Guarantee will be effectively subordinated to any secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such secured Indebtedness.

    The Company, the indirect parent company of the Issuer, currently conducts all of its operations through its Subsidiaries, and the Issuer currently conducts all of its operations through its Subsidiaries. Creditors of such Subsidiaries, including trade creditors, and preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the creditors of the Company and the Issuer, including Holders. The Exchange Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders (if any) of the Company's Subsidiaries (other than the Issuer). Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of preferred stock of certain of our Subsidiaries, such limitation is subject to a number of significant qualifications.

As of June 30, 2001, there was outstanding:



        (1) $1,189 million of senior indebtedness of the Issuer (including the Notes), of which $165 million was secured indebtedness (exclusive of unused commitments under the Credit Agreement, $1 million of undrawn outstanding standby letters of credit and the limited guarantee of collection of certain Indebtedness of Equistar by the Issuer in an aggregate principal amount of $750 million);



        (2) $1,024 million of senior indebtedness of the Company (exclusive of guarantees of indebtedness under the Credit Agreement), of which none was secured indebtedness;


        (3) no subordinated obligations of the Company or the Issuer; and


        (4) $159 million of trade payables and $20 million of total indebtedness outstanding (exclusive of unused commitments under the Credit Agreement and $47 million of undrawn outstanding standby letters of credit) of subsidiaries of the Company, other than the Issuer. In addition, since each of the Company and the Issuer conducts all of its operations through its subsidiaries, subsidiaries of the Company (other than the Issuer) had substantial operating liabilities.



        Although the Indenture will limit the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries (including the Issuer) and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness.


THE NOTE GUARANTEE

    The Company, as primary obligor and not merely as surety, will irrevocably and unconditionally Guarantee on an unsecured senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Exchange Notes, whether for payment of principal of or interest on or liquidated damages in respect of the Exchange Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Company being herein called the 'Guaranteed Obligations'). The Company will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantee. The Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the Company without rendering the Note Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    The Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon the Company and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a 'Change of Control'), each Holder of Exchange Notes will have the right to require the Issuer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, due on the relevant interest payment date):

        (1) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a Subsidiary of the Company, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have 'beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer or the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the 'parent entity'), if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity); or

        (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Issuer or the Company, as the case may be (together with any new directors whose election by such board of directors of the Issuer or the Company, as the case may be, or whose nomination for election by the shareholders of the Issuer or the Company, as the case may be, was approved by a vote of 66 2/3% of the directors of the Issuer or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Issuer or the Company, as the case may be, then in office; or

        (3) the adoption of a plan relating to the liquidation or dissolution of the Issuer or the Company; or

        (4) the merger or consolidation of the Issuer or the Company with or into another Person or the merger of another Person with or into the Issuer or the Company, or the sale of all or substantially all the assets of the Issuer or the Company to another Person, unless, in the case of any such merger or consolidation, the securities of the Issuer or the Company, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer or the Company, as the case may be, constitute or are changed into or exchanged for securities that constitute, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee. For purposes of this clause (4), (i) the sale by the Company or the Issuer of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute a sale of all or substantially all of the assets of the Issuer or the Company if any such sale consists of Net Tangible Assets constituting 33 1/3% or less of the Consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its Subsidiaries and
    (ii) it shall not be a Change of Control if the Issuer or the Company merges into the other or into a Restricted Subsidiary, or consolidates with or into the other or a Restricted Subsidiary, or sells all or substantially all of its assets to the other or a Restricted Subsidiary for internal restructuring purposes or in combination with another transaction which does not constitute a Change of Control.

    In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Exchange Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

        (1) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Exchange Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

        (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Exchange Notes as provided for in the immediately following paragraph.

    Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the 'Change of Control Offer') stating:

        (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and liquidated damages, if any, on the relevant interest payment date);

        (2) the circumstances and relevant facts and financial information regarding such Change of Control;

        (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

        (4) the instructions determined by the Issuer, consistent with the Indenture, that a Holder must follow in order to have its Notes purchased.

    The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Exchange Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    The Change of Control purchase feature is a result of negotiations between the Issuer, the Company and the Initial Purchasers. Neither management of the Issuer nor the Company has a present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer or the Company would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under 'Certain
Covenants -- Limitation on Indebtedness,' ' -- Limitation on Liens' and
' -- Limitation on Sale/Leaseback Transactions.' Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

    The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company and its Subsidiaries. Finally, the Issuer's ability to pay cash to the Holders upon a purchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Issuer's obligation to make an offer to purchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Exchange Notes.

    The definition of 'Change of Control' includes a disposition of all or substantially all of the assets of the Company or the Issuer to any Person. Although there is a limited body of case law interpreting the phrase 'substantially all,' there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of 'all or substantially all' of the assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above.

CERTAIN COVENANTS

    The Indenture will contain covenants including, among others, the following:

    Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer or the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1 if such Indebtedness is Incurred on or prior to June 15, 2003 and 2.25:1 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

        (1) Bank Indebtedness (and Guarantees thereof) in an aggregate principal amount not to exceed the greater of: (A) $300 million less the aggregate amount of all repayments of principal of such Indebtedness pursuant to the covenant described under ' -- Limitation on Sales of Assets and Subsidiary Stock', and (B) the sum of 85% of the book value of accounts receivable and 50% of the book value of inventory of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP as of the date of the most recent publicly available consolidated balance sheet of the Company;

        (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes and (C) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Company with respect to its Note Guarantee;

        (3) Indebtedness (A) represented by $275 million aggregate principal amount of Notes and the Note Guarantee, (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b);

        (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and

    (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

        (5) Indebtedness in respect of workers' compensation claims, self-insurance obligations, completion guarantees, performance bonds, bankers' acceptances, letters of credit and performance, indemnity, surety or appeal bonds and similar items provided or Incurred by the Company and the Restricted Subsidiaries in the ordinary course of their business;

        (6) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $50 million at any time outstanding;

        (7) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction with respect to accounts receivable of a Domestic Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate principal amount not to exceed $100 million at any time outstanding;

        (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

        (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

        (10) Indebtedness of any Foreign Subsidiary (including any Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction with respect to accounts receivable of a Foreign Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed $100 million; provided that immediately after giving effect to such Incurrence of Indebtedness, the Company would be able to Incur at least $1.00 of additional Indebtedness under paragraph (a) of this covenant above;

        (11) Guarantees by the Company, the Issuer or a Restricted Subsidiary of Indebtedness permitted to be Incurred by Restricted Subsidiaries (other than Guarantees by a Restricted Subsidiary of Indebtedness of the Issuer) pursuant to this 'Limitation on Indebtedness' covenant; or

        (12) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
    (12) and then outstanding, will not exceed $50 million.

    (c) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of the Company or the Issuer unless such Indebtedness will be subordinated to the Exchange Notes or the Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

    (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

        (1) Indebtedness Incurred pursuant to the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

        (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

        (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Issuer, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

    (e) Notwithstanding the foregoing, the Company shall not permit any Restricted Subsidiary to Incur any Funded Debt, except for (i) Funded Debt Incurred pursuant to clause (b)(3)(B) or (C) of this covenant, (ii) Funded Debt Incurred pursuant to clause (b)(4) of this covenant (without giving effect to the proviso thereto after the Fall-Away Date), (iii) Funded Debt consisting of Purchase Money Indebtedness and Refinancing Indebtedness Incurred in respect of such Purchase Money Indebtedness Incurred pursuant to clause (b)(6) of this covenant (without giving effect to the cap therein after the Fall-Away Date),
(iv) Funded Debt consisting of Indebtedness Incurred pursuant to clause (b)(2) or (b)(7) of this covenant and (v) Funded Debt in an aggregate principal amount which, together with (without duplication) (a) the aggregate principal amount of all other Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under clauses (i) through (iv) above), (b) the aggregate principal amount of all Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under clauses (1) through (9) of paragraph (a) of the covenant described under 'Limitation on Liens'), and (c) the aggregate Value of Sale/Leaseback Transactions of the Company and its Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under paragraph (a) of the covenant described under 'Limitation on Sale/Leaseback Transactions') does not at such time exceed 15% of Consolidated Net Tangible Assets of the Issuer.

    Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

        (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in Capital Stock of the Company or its Restricted Subsidiaries (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

        (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

        (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or Subordinated Obligations held by the Company or any Restricted Subsidiary), or

        (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a 'Restricted Payment'), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

           (A) a Default will have occurred and be continuing (or would result therefrom);

           (B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under ' -- Limitation on Indebtedness'; or

           (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

               (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

               (ii) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

               (iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of 'Investment') not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments;

               (v) an amount equal to 50% of the cash distributions received by the Company or any of its Restricted Subsidiaries from Equistar during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which consolidated financial statements of the Company are publicly available prior to the date of such Restricted Payment; and

               (vi) $40 million.

    (b) The provisions of the foregoing paragraph (a) will not prohibit any Permitted Investment or:

        (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

           (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

           (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (C)(ii) of paragraph (a) above;

        (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or the Issuer made by exchange for, or out of the proceeds of the sale within 30 days of, Indebtedness of the Company or the Issuer that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under ' -- Limitation on Indebtedness'; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

        (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or the Issuer from Net Available Cash to the extent permitted by the covenant described under ' -- Limitation on Sales of Assets and Subsidiary Stock'; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

        (4) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

        (5) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value permitted under this clause (5) will not exceed $5 million in any calendar year; provided further, however, that such amount permitted under this clause (5) in any calendar year may be increased by up to $5 million of cash proceeds received by the Company or any of its Restricted Subsidiaries in such calendar year from the sale of Capital Stock of the Company (other than Disqualified Stock) to employees or directors of the Company or its Subsidiaries (or trusts for the benefit of such persons), provided that such cash proceeds so applied will be excluded from the calculation of amounts under clause (C)(ii) of paragraph (a) above; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value will be included in the calculation of the amount of Restricted Payments;

        (6) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

        (7) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon the exercise of warrants or stock options if such Capital Stock (or warrants or options convertible into or exchangeable for such Capital

    Stock) represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments;

        (8) Investments in Equistar that the Company is required to make pursuant to the Equistar Partnership Agreement on terms no less favorable to the Company than those in effect on the Closing Date in an amount not to exceed $30 million in any calendar year and $100 million over any five calendar year period; provided, however, that in the event that Investments in Equistar by the Company or any of its Restricted Subsidiaries are required without the consent of the Company in accordance with the Equistar Partnership Agreement as in effect on the Closing Date (or on terms no less favorable to the Company than as in effect on the Closing Date) to achieve or maintain compliance with any HSE Law (as defined in the Asset Contribution Agreement as in effect on the Closing Date) and such Investments, if made, would exceed the annual cap set forth in this clause
    (8) above in the calender year in which they are required to be made, then such annual cap (but not the five year cap set forth in this clause (8) above) may be exceeded; provided that if such Investment, taken together with all other Investments made at any time pursuant to this clause (8), exceeds $30 million, at the time of making such Investment the Company would be able to Incur at least $1.00 of additional Indebtedness under paragraph
    (a) of the covenant described under ' -- Limitation on Indebtedness'; provided, further that such Investments will be included in the calculation of Restricted Payments; and

        (9) other Restricted Payments in an aggregate amount not to exceed $20 million; provided, however, that such Restricted Payments shall be excluded from the calculation of Restricted Payments.

    Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or the Issuer;

        (2) make any loans or advances to the Company or the Issuer; or

        (3) transfer any of its property or assets to the Company or the Issuer.

        The preceding provisions will not prohibit:

           (A) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date (including, without limitation, the Indenture and the Credit Agreement);

           (B) any encumbrance or restriction with respect to a Restricted Subsidiary existing prior to the date on which such Restricted Subsidiary was acquired by the Company (other than any encumbrance or restriction with respect to any obligation or Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

           (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

           (D) in the case of clause (3), any encumbrance or restriction

               (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (ii) contained in any mortgage, pledge or security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and (iii) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

           (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of assets of, or all or substantially all the Capital Stock of, such Restricted Subsidiary pending the closing of such sale or disposition;

           (F) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

           (G) in the case of clause (3), Purchase Money Indebtedness, Capital Lease Obligations, industrial revenue or similar bonds, or operating leases or similar transactions Incurred in compliance with the Indenture that impose encumbrances or restrictions on the property so acquired or covered thereby;

           (H) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order of any foreign or domestic government agency or court;

           (I) encumbrances existing under the Indenture and the Notes;

           (J) any encumbrance or restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

           (K) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, so long as such encumbrances or restrictions are not applicable to any Person (or its property or assets) other than such joint venture or a Subsidiary thereof;

           (L) in the case of clause (3), any Lien Incurred in compliance with the covenant described under ' -- Limitation on Liens'; and

           (M) customary restrictions imposed on the transfer of intellectual property in the ordinary course of business.

    Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

        (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value (determined either at the date of such Asset Disposition or at the date of the agreement providing for such Asset Disposition) of the shares and assets subject to such Asset Disposition,

        (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and

        (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

           (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Company or the Issuer or Indebtedness (other than obligations in respect of Preferred Stock) of a Wholly Owned

       Subsidiary other than the Issuer (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

           (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

           (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph
       (b) of this covenant; provided, however, that if the Issuer elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Notes and other Senior Indebtedness of the Company or the Issuer, and

           (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $5 million.

    For the purposes of this covenant, the following are deemed to be cash:

         the assumption of Indebtedness of (i) the Issuer (other than obligations in respect of Disqualified Stock of the Issuer) or (ii) the Company or any Restricted Subsidiary other than the Issuer (other than obligations in respect of Disqualified Stock and Preferred Stock of the Company) and the release of the Issuer, the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (it being understood that the assumption of the Issuer's Guarantee of Indebtedness of Equistar in effect on the Closing Date shall be valued as $0 for the purposes of complying with clause
         (a)(2) of this covenant above) and

         securities received by the Company or any Restricted Subsidiary from the transferee that are converted, sold or exchanged within 30 days of receipt by the Company or such Restricted Subsidiary into cash to the extent of the cash received.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) of this covenant, the Issuer will be required (i) to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (the 'Offer') at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture and (ii) to purchase other Senior Indebtedness of the Issuer or the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Issuer offer to purchase such other Senior Indebtedness of the Issuer or the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of Notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Indebtedness), the Issuer will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Issuer will not be required to make an Offer for Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $5 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an 'Affiliate Transaction') unless such transaction is on terms:

        (1) that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

        (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million,

           (A) are set forth in writing, and

           (B) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and,

        (3) that, in the event such Affiliate Transaction involves an amount in excess of $25 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

    (b) The provisions of the foregoing paragraph (a) will not prohibit or apply to:

        (1) any Restricted Payment permitted to be paid pursuant to the covenant described under 'Limitation on Restricted Payments,'

        (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other incentive compensation plans approved by the Board of Directors of the Company,

        (3) the payment of reasonable fees to, and indemnity provided on behalf of, directors, officers and employees of the Company and its Subsidiaries,

        (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

        (5) transactions by the Company or any Restricted Subsidiary with Equistar or any Subsidiary thereof pursuant to any agreement as in effect as of the Closing Date or any amendment thereto or any similar agreement entered into after the Closing Date; provided, however, that any future amendment to such existing agreement or any such similar agreement shall not be permitted by this clause (5) to the extent that the terms of any such amendment or similar agreement are materially less favorable to the Company, any of its Restricted Subsidiaries or the Holders of the Exchange Notes in any material respect,

        (6) any transaction by the Company or any Restricted Subsidiary with Equistar or any Subsidiary thereof that, taken as a whole with any other transactions by the Company or any Restricted Subsidiary with Equistar or any of its Subsidiaries that is entered into prior to or substantially concurrently with such transaction, is on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transactions in arm's-length dealings with a Person which is not an Affiliate of the Company, or

        (7) any transaction effected as part of a Qualified Receivables Transaction.

    Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than shares of Capital Stock constituting up to 5% of the outstanding shares of Capital Stock of La Porte Methanol Company), and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

        (1) to the Company or a Restricted Subsidiary;

        (2) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

        (3) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under 'Limitation on Restricted Payments' if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant); or

        (4) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would continue to constitute a Restricted Subsidiary.

    The proceeds of any sale of such Capital Stock permitted hereby (other than pursuant to clause (1)) will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under 'Limitation on Sales of Assets and Subsidiary Stock.'

    Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur Indebtedness secured by a Lien upon any Restricted Property ('Secured Debt') without effectively and concurrently providing that the Exchange Notes (and, if the Company or the Issuer shall so determine, any other Indebtedness that is not subordinate in right of payment to the Exchange Notes) shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured. This restriction will not apply to:

        (1) Liens existing on the date of the Indenture (other than Liens securing the Bank Indebtedness);

        (2) Liens affecting property of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

        (3) Liens securing Indebtedness Incurred pursuant to clause (b)(6) or
    (e)(iii) of the covenant described under 'Limitation on Indebtedness';

        (4) Liens securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary;

        (5) Liens required by any contract or statute in order to permit the Company or its Restricted Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States, any State of the United States, another country or any department, agency or instrumentality of the foregoing;

        (6) Liens to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance or return-of-money bonds, progress payments, customs duties and other obligations of like nature arising in the ordinary course of business;

        (7) Liens on accounts receivable and related assets of the type specified in the definition of 'Qualified Receivables Transaction' Incurred in connection with a Qualified Receivables Transaction;

        (8) Liens securing Indebtedness of any Foreign Subsidiary Incurred pursuant to clause (b)(10) of the covenant described under 'Limitation on Indebtedness'; and

        (9) Any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements) of any Lien or Indebtedness secured by any Lien, in whole or in part, that is referred to in the foregoing clauses (1) through (8); provided, however, that the principal amount of Indebtedness so secured pursuant to this clause
    (9) shall not exceed the principal amount of Indebtedness so secured (plus the aggregate amount of premiums, other payments, costs, and expenses required to be paid or Incurred in connection with such extension, renewal, refinancing, refunding or replacement) at the time of such extension, renewal, refinancing, refunding or replacement, and that such extension, renewal, refinancing, refunding or replacement shall be limited to all or the part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

    (b) In addition, the Company and any Restricted Subsidiary may, without securing the Exchange Notes, Incur Secured Debt in an aggregate principal amount which, together with (without duplication) (1) the aggregate principal amount of all other Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under paragraph (a) of this covenant),
(2) the aggregate Value of Sale/Leaseback Transactions of the Company and the Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under paragraph (a) of the covenant described under 'Limitation on Sale/Leaseback Transactions'), and (3) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under clauses (i) through (iv) of paragraph (e) of the covenant described under 'Limitation on Indebtedness'), does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Issuer.

    SEC Reports. The Company and the Issuer will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Company and the Issuer also will comply with the other provisions of Section 314(a) of the TIA.

    Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business; provided, however, that the Company or any of its Restricted Subsidiaries may acquire any Person or business which is primarily engaged in a Permitted Business notwithstanding that such Person or business also engages in a business which is not a Permitted Business.

    Limitation on Sale/Leaseback Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Company or a Restricted Subsidiary), providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any Restricted Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property (each such arrangement, a 'Sale/Leaseback Transaction') unless:

        (1) the Company or such Restricted Subsidiary applies or commits to apply an amount equal to the Value of such Sale/Leaseback Transaction to the repayment, redemption or retirement (other than any mandatory repayment, redemption or retirement or by way of payment at maturity) within 185 days of the effective date of such Sale/Leaseback Transaction of Indebtedness of the Company or any Restricted Subsidiary which by its terms (A) matures at (or is extendible or renewable, at the sole option of the obligor without the consent of the obligee, to) a date more than 12 months after the date of creation of such Indebtedness, and (B) is not subordinated to the Exchange Notes or the Note Guarantee; or

        (2) the Company or such Restricted Subsidiary applies the net proceeds of the sale to investment in another Restricted Property within 185 days prior or subsequent to such sale.

    (b) In addition, the Company and any Restricted Subsidiary may enter into a Sale/Leaseback Transaction with a Value which, together with (without duplication) (1) the aggregate Value of all other Sale/Leaseback Transactions of the Company and the Restricted Subsidiaries (other than Sale/Leaseback Transactions permitted under paragraph (a) above), (2) the aggregate principal amount of all Secured Debt of the Company and the Restricted Subsidiaries (other than Indebtedness permitted to be secured under clauses (1) through (9) of paragraph (a) of the covenant described under 'Limitation on Liens'), and (3) the aggregate principal amount of all Funded Debt of the Restricted Subsidiaries (other than Funded Debt permitted to be Incurred under clauses (i) through (iv) of paragraph (e) of the covenant described under 'Limitation on Indebtedness'), does not at the time of entering into exceed 15% of Consolidated Net Tangible Assets of the Issuer.

    Corporate Existence. Subject to the covenant described under 'Merger and Consolidation,' the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary (other than the Issuer) if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Exchange Notes or the Indenture.

    Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Exchange Notes or the Indenture and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be Incurred under the covenant described under ' -- Limitation on Liens,' if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Exchange Notes or the Indenture; provided, however, that the Company or any of the Restricted Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

    Maintenance of Properties. The Company shall cause all material properties owned by the Company or any of its Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this covenant shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and not reasonably expected to have a material adverse effect on the ability of the Issuer or the Company to perform its obligations under the Exchange Notes or the Indenture.

    Fall-Away of Covenants. After the date (such date, the 'Fall-Away Date') on which (a) the Exchange Notes have received ratings from both S&P and Moody's of not lower than BBB- and Baa3, respectively, (b) no Default or Event of Default has occurred and is continuing under the Indenture and (c) the Issuer has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses (a) and (b) above are satisfied, the Company and the Restricted Subsidiaries will no longer be subject to the following provisions of the Indenture (notwithstanding that the Exchange Notes may later cease to have such ratings):

         ' -- Limitation on Indebtedness' (other than paragraph (e) thereof and the clauses of paragraph (b) thereof referred to in paragraph (e) thereof),

         ' -- Limitation on Restricted Payments,'

         ' -- Limitation on Restrictions on Distributions from Restricted Subsidiaries,'

         ' -- Limitation on Sales of Assets and Subsidiary Stock,'

         ' -- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries,'

         ' -- Limitation on Transactions with Affiliates,'

         ' -- Limitation on Lines of Business' and

         ' -- Merger and Consolidation' (only as to clause (3) in respect of each of the Company and the Issuer).

MERGER AND CONSOLIDATION

    The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

        (1) the resulting, surviving or transferee Person (the 'Successor Company') will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Exchange Notes and the Indenture;

        (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

        (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under 'Limitation on Indebtedness'; and

        (4) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor Issuer shall be released from all of its obligations thereunder, except in the case of a lease of all or substantially all its assets in which case it will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

    In addition, the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

        (1) the resulting, surviving or transferee Person (the 'Successor Guarantor') will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Note Guarantee, the Exchange Notes and the Indenture;

        (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

        (3) immediately after giving effect to such transaction, the Successor Guarantor would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under 'Limitation on Indebtedness'; and

        (4) the Issuer will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company shall be released from all of its obligations thereunder, except in the case of a lease of all or substantially all its assets in which case it will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

    Notwithstanding anything in the Indenture:

           (A) any Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to the Company or a Restricted Subsidiary;

           (B) the Issuer or the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer or the Company in another jurisdiction to realize tax or other benefits; and

           (C) for purposes of this covenant, the sale by the Company or the Issuer of the equity interests in Millennium Petrochemicals Inc., the equity interests in the limited liability companies which directly or indirectly own the Company's equity interests in Equistar, and/or the Company's equity interests in Equistar will be deemed not to constitute the conveyance, transfer or lease of all or substantially all the assets of the Issuer or the Company if any such sale consists of Net Tangible Assets constituting 33 1/3% or less of the Consolidated Net Tangible Assets of the Company as of the date of the most recent publicly available consolidated balance sheet of the Company and its Subsidiaries.

DEFAULTS

    Each of the following is an Event of Default:

        (1) a default in any payment of interest or any Additional Amounts on any Note when due and payable or in any payment of liquidated damages continued for 30 days;

        (2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or required repurchase, upon declaration or otherwise;

        (3) the failure by the Company or the Issuer to comply with its obligations described under 'Merger and Consolidation' above;

        (4) the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under 'Change of Control' or 'Certain Covenants' above (in each case, other than a failure to purchase Notes, which will constitute an Event of Default under clause (2) above and other than a failure to comply with the obligations described under 'Merger and Consolidation,' which will constitute an Event of Default under clause (3) above);

        (5) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

        (6) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent (the 'cross acceleration provision');

        (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the 'bankruptcy provisions');

        (8) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies for which coverage has been acknowledged in writing) in excess of $30 million or its foreign currency equivalent against the Company or a Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not paid, discharged, waived or stayed and an enforcement proceeding thereon is commenced by any creditor (the 'judgment default provision'); or

        (9) the Note Guarantee ceases to be in full force and effect (except as contemplated by the Indenture) or the Company or any Person acting on behalf of the Company denies or disaffirms the Company's obligations under the Indenture or Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a default under clauses (4), (5) or (9) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Issuer and the Trustee of the default and the Issuer or the Company, as applicable, does not cure such default within the time specified in clauses (4), (5) or (9) hereof after receipt of such notice.

    If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes then outstanding to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of and interest on all the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes then outstanding and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

        (1) such Holder gives to the Trustee notice that an Event of Default is continuing,

        (2) Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee in writing to pursue the remedy,

        (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

        (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

        (5) the Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

    Subject to certain restrictions, the Holders of a majority in principal amount of the Notes then outstanding will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including required payments, if any, pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, a certificate indicating whether the signers thereof know of any Default that occurred during that fiscal year. The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

        (1) reduce the amount of Notes whose Holders must consent to an amendment,

        (2) reduce the stated rate of or extend the stated time for payment of interest or any liquidated damages on any Note,

        (3) reduce the principal of or extend the Stated Maturity of any Note,

        (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under 'Optional Redemption' above,

        (5) make any Note payable in money other than that stated in the Note,

        (6) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes,

        (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or

        (8) modify the Note Guarantee in any manner adverse to the Holders.

    Without the consent of any Holder, the Issuer, the Company and the Trustee may amend the Indenture to, among other things:

         cure any ambiguity, omission, defect or inconsistency,

         provide for the assumption by a successor corporation of the obligations of the Issuer or the Company under the Indenture,

         provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), add additional Guarantees with respect to the Notes,

         secure the Notes,

         add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Issuer,

         make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture,

         to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture, or comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

    The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

    After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

DEFEASANCE

    The Company and the Issuer may at any time terminate all their obligations under the Notes and the Indenture ('legal defeasance'), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

    In addition, the Company and the Issuer may at any time terminate:

        (1) their obligations under the covenants described under 'Certain Covenants,' and

        (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under 'Defaults' above and the limitations contained in clause (3) under the first paragraph of 'Merger and Consolidation' above ('covenant defeasance').

    In the event that the Company and the Issuer exercise their legal defeasance option or their covenant defeasance option, the Company will be released from all of its obligations with respect to the Note Guarantee.

    The Company and the Issuer may exercise their legal defeasance option notwithstanding their prior exercise of the covenant defeasance option. If the Company and the Issuer exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company and the Issuer exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) (with respect only to Significant Subsidiaries) under 'Defaults' above or because of the failure of the Issuer to comply with clause
(3) under the first paragraph of 'Merger and Consolidation' above.

    In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the 'defeasance trust') with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the of principal, premium (if any) and interest on, and liquidated damages, if any, in respect of the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

CONCERNING THE TRUSTEE

    The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent with regard to the Notes. The Bank of New York is a lender under our existing bank credit agreement and will receive its proportionate share of any repayment of amounts outstanding under that agreement using the proceeds of this offering. The Bank of New York is also the trustee under the 7% Senior Notes due November 15, 2006 and the 7 5/8% Senior Debentures due November 15, 2026 of the Issuer, guaranteed by the Company.

GOVERNING LAW

    The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    'Additional Assets' means:

        (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

        (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

        (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

    'Affiliate' of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, 'control' when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing. For purposes of the provisions described under ' -- Certain Covenants -- Limitation on Transactions with Affiliates' and ' -- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock' only, 'Affiliate' shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    'Asset Contribution Agreement' means the asset contribution agreement dated as of December 1, 1997, between Millennium Petrochemicals Inc., Millennium Petrochemicals LP LLC and Equistar Chemicals, LP., as amended to the date hereof.

    'Asset Disposition' means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a 'disposition'), of:

        (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

        (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

        (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of (1), (2) and (3) above,

           (A) disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

           (B) for purposes of the provisions described under 'Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock' only, a disposition subject to the covenant described under 'Certain
       Covenants -- Limitation on Restricted Payments,'

           (C) a disposition of assets with a Fair Market Value of less than $100,000,

           (D) a disposition of assets in connection with a Sale/Leaseback Transaction subject to the covenant described under 'Certain Covenants -- Limitation on Sale/Leaseback Transactions,'

           (E) a sale, assignment or other transfer of accounts receivables and related assets of the type specified in the definition of 'Qualified Receivables Transaction' to a Receivables Entity,

           (F) a sale, assignment or other transfer of accounts receivables and related assets of the type specified in the definition of 'Qualified Receivables Transaction' (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction,

           (G) a disposition of obsolete or worn out equipment or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries,

           (H) the disposition of all or substantially all of the assets of the Issuer or the Company in a manner permitted pursuant to the provisions described under 'Merger and Consolidation,' and

           (I) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary.

    'Average Life' means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

        (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

        (2) the sum of all such payments.

    'Bank Indebtedness' means any and all Indebtedness payable under or in respect of the Credit Agreement and any refinancings (and successive refinancings) with respect thereto, each as amended from time to time, including principal, premium (if any), reimbursement obligations and guarantees in respect thereof. It is understood and agreed that a refinancing (and successive refinancings) in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

    'Board of Directors' means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company. 'Board of Directors' of the Issuer has a correlative meaning.

    'Business Day' means each day which is not a Legal Holiday.

    'Capital Stock' of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of corporate stock or other equity participations including Preferred Stock and partnership or membership interests, whether general or limited of such Person, but excluding any debt securities convertible into such equity.

    'Capitalized Lease Obligations' means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

    'Closing Date' means the date of the Indenture.

    'Code' means the Internal Revenue Code of 1986, as amended.

    'Commodity Agreement' means, with respect to any Person, any agreement for the protection against fluctuations in commodity prices or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

    'Consolidated Coverage Ratio' as of any date of determination means the ratio of:

        (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are publicly available to

        (2) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

           (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

           (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

           (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

           (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

           (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

    For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

    'Consolidated Current Liabilities' as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

        (1) all intercompany items between the Company and any Restricted Subsidiary and

        (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

    'Consolidated Interest Expense' means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

        (1) interest expense attributable to Capitalized Lease Obligations,

        (2) amortization of debt discount and debt issuance costs,

        (3) capitalized interest,

        (4) noncash interest expense,

        (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

        (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary (other than any interest in respect of Indebtedness of Equistar in an aggregate principal amount of $750 million that is Guaranteed on a limited basis by the Issuer on the Closing Date (or any Guarantee on no less favorable terms that replaces such Guarantee) for so long as Equistar is not a Subsidiary of the Company),

        (7) net costs associated with Interest Rate Agreements (including amortization of fees),

        (8) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or a Wholly Owned Subsidiary,

        (9) interest Incurred in connection with investments in discontinued operations and

        (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    For purposes of the foregoing, Consolidated Interest Expense will be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

    'Consolidated Net Income' means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

        (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

           (A) subject to the limitations contained in clauses (4) and (7) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
       (3) below) and

           (B) (i) the Company's equity in a net loss of any such Person for such period and (ii) the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below), shall be included in determining such Consolidated Net Income;

        (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

        (3) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

           (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

           (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

        (4) any gain (loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

        (5) any extraordinary gain or loss;

        (6) the cumulative effect of a change in accounting principles; and

        (7) the Company's equity in the net income (or loss) of Equistar, net of tax, for so long as Equistar is not a Restricted Subsidiary of the Company.

    Notwithstanding the foregoing, for the purpose of the covenant described under 'Certain Covenants -- Limitation on Restricted Payments' only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.

    'Consolidated Net Tangible Assets' of the Issuer means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of the Issuer and its consolidated Subsidiaries, computed in accordance with GAAP, and prior to the Fall-Away Date shall exclude the 'net tangible assets' of all of its Subsidiaries which are not Restricted Subsidiaries. 'Consolidated Net Tangible Assets' of the Company shall include the Company and its consolidated Subsidiaries, and prior to the Fall-Away Date shall exclude the 'net tangible assets' of all of its Subsidiaries which are not Restricted Subsidiaries, and shall have a correlative meaning. For purposes of the covenants described under 'Change of Control' and 'Merger and Consolidation,' 'Net Tangible Assets' means, at any date of determination, the 'net tangible assets' of any Persons being sold, plus the book value of the investment in Equistar to the extent it is being sold, each as set forth on the most recent balance sheet of such Persons, computed in accordance with GAAP. As used in the definition of each of Consolidated Net

Tangible Assets and Net Tangible Assets, the term 'net tangible assets' of any Person means, at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of such Person computed in accordance with GAAP.

    'Credit Agreement' means the credit agreement dated as of June 18, 2001, among the Issuer, Millennium Inorganic Chemicals Limited, the other subsidiaries of the Company party thereto, the Company, the lenders party thereto, the issuing banks party thereto, Bank of America, N.A., as syndication agent, and The Chase Manhattan Bank, as administrative agent and collateral agent, as amended, restated, supplemented, waived, replaced, renewed, extended, increased, substituted (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, renewal, extension, increase, substitution, resubstitution, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

    'Currency Agreement' means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

    'Default' means any event which is, or after notice or passage of time or both would be, an Event of Default.

    'Disqualified Stock' means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

        (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

        (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

        (3) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an 'asset sale' or 'change of control' occurring prior to the date which is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the 'asset sale' or 'change of control' provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under 'Change of Control' and 'Limitation on Sale of Assets and Subsidiary Stock.'

    'Domestic Subsidiary' means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

    'EBITDA' for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

        (1) income tax expense of the Company and its consolidated Restricted Subsidiaries,

        (2) Consolidated Interest Expense,

        (3) depreciation expense of the Company and its consolidated Restricted Subsidiaries,

        (4) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and

        (5) all other noncash charges (including, without limitation, noncash charges resulting from any unrealized foreign currency transaction gains or losses in respect of Indebtedness denominated in currencies other than the U.S. dollar and noncash charges related to discontinued operations) of the Company and its consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Company and its Restricted Subsidiaries, in each case for such period; minus, without duplication, any cash or non-cash items of income (loss) attributable to the Company's investment in Equistar for such period for so long as Equistar is not a Restricted Subsidiary of the Company, to the extent included in Consolidated Net Income.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

    'Equistar' means Equistar Chemicals, LP, a Delaware limited partnership.

    'Equistar Partnership Agreement' means the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP dated as of May 15, 1998, as in effect on the Closing Date, entered into by and among Lyondell Petrochemical G.P. Inc., Lyondell Petrochemical L.P. Inc., Millennium Petrochemicals GP LLC, Millennium Petrochemicals LP LLC, PDG Chemical Inc., Occidental Petrochem Partner 1, Inc. and Occidental Petrochem Partner 2, Inc.

    'Equity Offering' means a public or private sale for cash of Capital Stock (other than Disqualified Stock or Preferred Stock) of the Company.

    'Exchange Act' means the Securities Exchange Act of 1934, as amended.

    'Fair Market Value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of property or assets other than cash which involves (1) an aggregate amount in excess of $10 million, shall be as set forth in a resolution approved by at least a majority of the Board of Directors of the Company and (2) an aggregate amount in excess of $25 million, shall have been determined in writing by a nationally recognized appraisal or investment banking firm.

    'Foreign Subsidiary' means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

    'Funded Debt' means Indebtedness that by its terms (i) matures more than one year from the date of original issuance or creation or (ii) matures within one year from such date, but is renewable or extendible at the option of the obligor to a date more than one year from such date.

    'GAAP' means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

        (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

        (2) statements and pronouncements of the Financial Accounting Standards Board,

        (3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

        (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

    All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    'Guarantee' means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

        (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

        (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term 'Guarantee' shall not include endorsements for collection or deposit in the ordinary course of business. The term 'Guarantee' used as a verb has a corresponding meaning. The term 'Guarantor' shall mean any Person Guaranteeing any obligation.

    'Hedging Agreement' means any Currency Agreement, any Interest Rate Agreement and any Commodity Agreement.

    'Hedging Obligations' of any Person means the obligations of such Person pursuant to any Hedging Agreement.

    'Holder' means the Person in whose name an Exchange Note is registered on the registrar's books.

    'Incur' means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term 'Incurrence' when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

    'Indebtedness' means, with respect to any Person on any date of determination, without duplication:

        (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

        (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (it being understood that obligations with respect to letters of credit securing obligations (other than obligations described in clauses
    (1), (2) or (5) of this definition of 'Indebtedness') entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon and Guarantees thereof shall not be considered 'Indebtedness' unless and until they are drawn upon and such amounts are outstanding for 5 days);

        (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

        (5) all Capitalized Lease Obligations of such Person;

        (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

        (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

           (A) the Fair Market Value of such asset at such date of determination and

           (B) the amount of such Indebtedness of such other Persons;

        (8) Hedging Obligations of such Person other than pursuant to Hedging Agreements entered into for bona fide hedging purposes in the ordinary course of business; provided, however, that such Hedging Agreements do not increase the Indebtedness of such Person outstanding at any time other than as a result of fluctuations in interest rates, exchange rates, commodity rates or by reason of fees, indemnities and compensation payable thereunder;

        (9) prior to the Fall-Away Date only (and not thereafter), the amount advanced with respect to accounts receivable of such Person sold, assigned or otherwise transferred by such Person in a receivables financing; and

        (10) all obligations of the type referred to in clauses (1) through (9) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

    The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above and (ii) after the occurrence of the contingency giving rise to an obligation, the maximum liability of such contingent obligation at such date.

    'Initial Purchasers' means J. P. Morgan Securities Inc. and Banc of America Securities LLC.

    'Interest Rate Agreement' means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

    'Investment' in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of 'Unrestricted Subsidiary' and the covenant described under 'Certain
Covenants -- Limitation on Restricted Payments':

        (1) 'Investment' shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary in an amount (if positive) equal to:

           (A) the Company's 'Investment' in such Subsidiary at the time of such redesignation less

           (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

        (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

    'Legal Holiday' means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

    'Lien' means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

    'Net Available Cash' from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

        (1) all legal, title and recording tax expenses, commissions and other fees and expenses (including investment banking and financial advisory fees) incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

        (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

        (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

        (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

    'Net Cash Proceeds,' with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage and sales commissions or fees, consultant and other fees (including investment banking and financial advisory fees) actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    'Officer' means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer. 'Officer' of the Company has a correlative meaning.

    'Officers' Certificate' means a certificate signed by two Officers.

    'Opinion of Counsel' means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, the Company or the Trustee.

    'Permitted Business' means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

    'Permitted Investment' means an Investment by the Company or any Restricted Subsidiary in:

        (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

        (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

        (3) Temporary Cash Investments;

        (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

        (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

        (6) loans or advances to employees, directors and officers made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $10 million in the aggregate outstanding at any one time;

        (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

        (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under 'Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock';

        (9) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

        (10) Hedging Obligations Incurred in compliance with the covenant described under 'Certain Covenants -- Limitation on Indebtedness';

        (11) any Person consisting of Guarantees Incurred in accordance with the covenant described under 'Certain Covenants -- Limitation on Indebtedness';

        (12) any Person provided that the payment for such Investment consists solely of Capital Stock (other than Disqualified Stock or Preferred Stock) of the Company or any Restricted Subsidiary;

        (13) Investments in prepaid expenses, negotiable instruments held for collection or lease, workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

        (14) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under 'Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock'; and

        (15) Guarantees of Indebtedness of Equistar in an aggregate principal amount not to exceed $750 million on terms no less favorable (other than an extension thereof) to the Company than those contained in the Issuer's limited Guarantee of Indebtedness of Equistar existing on the Closing Date.

    'Person' means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    'Preferred Stock,' as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

    'principal' of an Exchange Note means the principal of the Exchange Note plus the premium, if any, payable on the Exchange Note which is due or overdue or is to become due at the relevant time.

    'Purchase Money Indebtedness' means Indebtedness:

        (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

        (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred no later than 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

    'Purchase Money Note' means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note

    (a) shall be repaid from cash available to the Receivables Entity, other than

        (1) amounts required to be established as reserves,

        (2) amounts paid to investors in respect of interest or yield,

        (3) principal, fees and other amounts owing to such investors and

        (4) amounts paid in connection with the purchase of newly generated receivables and

    (b) may be subordinated to the payments described in clause (a).

    'Qualified Receivables Transaction' means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

        (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

        (b) any other Person (in the case of a transfer by a Receivables
    Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

        (1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity, and

        (2) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of the Company).

    The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

    'Receivables Entity' means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company or one of its Subsidiaries in which the Company or any of its Subsidiaries makes an Investment and to which the Company or any of its Subsidiaries transfers accounts receivable and related assets) which engages in no activities other than in connection with the purchase, sale or financing of accounts receivable of the Company or one of its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors (as provided below) as a Receivables Entity and

        (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

           (1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

           (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or

           (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

        (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and

        (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

    Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

    'Refinance' means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. 'Refinanced' and 'Refinancing' shall have correlative meanings.

    'Refinancing Indebtedness' means Indebtedness that is Incurred to refund, refinance, replace, renew, repay, amend or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that:

        (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

        (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

        (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced and

        (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

           (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or

           (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

    'Related Business' means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

    'Restricted Property' means (i) any land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting a principal corporate office or a manufacturing, distribution or warehouse facility (other than such as are determined in good faith by the Board of Directors of the Company to be immaterial to the total business conducted by the Company and the Restricted Subsidiaries as a whole) and (ii) any shares of Capital Stock or Indebtedness of a Restricted Subsidiary.

    'Restricted Subsidiary' means any Subsidiary of the Company other than an Unrestricted Subsidiary, except (i) for purposes of the definition of Consolidated Net Tangible Assets of the Issuer, Restricted Subsidiary means any Subsidiary of the Issuer other than an Unrestricted Subsidiary and (ii) for purposes of paragraph (e) of the covenant described under 'Limitation on Indebtedness' (other than the term Consolidated Net Tangible Assets of the Issuer, and clauses (v)(b) and (v)(c) thereof), clause (b)(3) of the covenant described under ' -- Limitation on Liens,' clause (b)(3) of the covenant described under ' -- Limitation on Sale/Leaseback Transactions' and for all purposes following the Fall-Away Date, 'Restricted Subsidiary' means any Subsidiary of the Issuer which owns Restricted Property and is organized under the laws of a jurisdiction in the United States.

    'SEC' means the Securities and Exchange Commission.

    'Securities Act' means the Securities Act of 1933, as amended.

    'Senior Indebtedness' of the Issuer or the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Issuer or the Company, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes or the Company's Note Guarantee, as applicable; provided, however, that Senior Indebtedness of the Issuer or the Company shall not include:

        (1) any obligation of the Issuer to the Company or any other Subsidiary of the Company or Equistar or any obligation of the Company to any Subsidiary of the Company or Equistar;

        (2) any liability for federal, state, local or other taxes owed or owing by the Issuer or the Company, as applicable;

        (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

        (4) any Indebtedness or obligation of the Issuer or the Company, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or the Company, as applicable, including any Subordinated Obligations of the Issuer or the Company, as applicable;

        (5) any obligations with respect to any Capital Stock; or

        (6) any Indebtedness Incurred in violation of the Indenture.

    'Significant Subsidiary' means any Restricted Subsidiary that would be a 'Significant Subsidiary' of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    'Standard Securitization Undertakings' means representations, warranties, covenants, repurchase obligations and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction.

    'Stated Maturity' means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

    'Subordinated Obligation' means any Indebtedness of the Issuer (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement. 'Subordinated Obligation' of the Company has a correlative meaning.

    'Subsidiary' of any Person means any corporation, association, partnership, limited liability company, or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

        (1) such Person,

        (2) such Person and one or more Subsidiaries of such Person or

        (3) one or more Subsidiaries of such Person.

    'Temporary Cash Investments' means any of the following:

        (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

        (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated 'A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
    Act),

        (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

        (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of 'P-1' (or higher) according to Moody's Investors Service, Inc. or 'A-1' (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ('S&P'), and

        (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least 'A' by S&P or 'A' by Moody's Investors Service, Inc.

    'TIA' means the Trust Indenture Act of 1939 (15 U.S.C. 'SS'SS'77aaa-77bbbb) as in effect on the Closing Date.

    'Trade Payables' means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    'Treasury Rate' means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Exchange Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the maturity date of the Exchange Notes; provided, however, that if the period from the redemption date to the maturity date of the Exchange Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the maturity date of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    'Trustee' means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

    'Trust Officer' means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    'Unrestricted Subsidiary' means:

        (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and

        (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary of the Company acquired or formed after the date of the Indenture, but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

        (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or

        (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled 'Limitation on Restricted Payments.'

    The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

        (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under ' -- Certain
    Covenants -- Limitation on Indebtedness' and

        (y) no Default shall have occurred and be continuing.

    Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    'U.S. Government Obligations' means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    'Value' means, with respect to a Sale/Leaseback Transaction, at the time of determination, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale/Leaseback Transaction and (ii) the Fair Market Value of such property at the time of entering into such Sale/Leaseback Transaction.

    'Voting Stock' of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    'Wholly Owned Subsidiary' means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                             BOOK-ENTRY PROCEDURES

    Upon issuance, all book-entry exchange notes will be represented by one or more fully registered global notes, without coupons. Each global note will be deposited with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC.

    DTC has advised Millennium America that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a 'banking organization' within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a 'clearing corporation' within the meaning of the Uniform Commercial Code, as amended, and (v) a 'clearing agency' registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, or indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

    We expect that pursuant to procedures established by DTC

        (1) upon deposit of the global notes, DTC or its custodian will credit on its internal system portions of the global notes which shall be comprised of the corresponding respective amount of the global notes to the respective accounts of persons who have accounts with such depositary and

        (2) ownership of the exchange notes will be shown on, and the transfer of ownership of the exchange notes will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and the indirect participants (with respect to interests of persons other than participants).

    Noteholders may hold their interests in a global note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchange notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner or holder of any of the exchange notes, DTC or such nominee will be considered the sole owner or holder of such exchange notes represented by such global notes for all purposes under the indenture and under the exchange notes represented thereby. No beneficial owner of an interest in the global notes will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the indenture.

    Payments of the principal, premium, if any, and interest on the exchange notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the exchange notes represented by the global notes. Neither we or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    We expect that DTC or its nominee, upon receipt of any payment of the principal, premium or interest on the exchange notes represented by the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants. Transfers between participants in DTC will be effected in accordance with DTC rules and procedures and will be settled in same-day funds.

    DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of the aggregate principal amount of as to which such participant or participants has or have given such direction.

    Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, DTC is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Interests in the global notes will be exchanged for physical delivery of certificates only if

        (1) DTC is at any time unwilling or unable to continue as depositary for the global notes, or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

        (2) an event of default with respect to the exchange notes will have occurred and be continuing; or

        (3) Millennium America, at its option, notifies the trustee in writing that it elects to cause the issuance of exchange notes in definitive form under the indenture.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of that information.

                        CERTAIN INCOME TAX CONSEQUENCES

    The following summary describes the material United States federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, of purchasing, owning and disposing of the exchange notes.

    This summary deals only with notes held as capital assets (generally, investment property) and does not deal with special tax situations such as:

     dealers in securities or currencies;

     traders in securities;

     United States holders (as defined below) whose functional currency is not the United States dollar;

     persons holding notes as part of a hedge, straddle, conversion or other integrated transaction;

     certain United States expatriates;

     financial institutions;

     insurance companies; and

     entities that are tax-exempt for United States federal income tax purposes.

    This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this offering memorandum. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of purchasing, owning and disposing of exchange notes as set forth in this summary. You should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the exchange notes that may be applicable to you.

UNITED STATES HOLDERS

    The following summary applies to you only if you are a United States holder (as defined below).

DEFINITION OF A UNITED STATES HOLDER

    A 'United States holder' is a beneficial owner of a note or notes who or which is for United States federal income tax purposes:

     an individual citizen or resident of the United States;

     a corporation or partnership (or other entity classified as a corporation or partnership for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any State;

     an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

     a trust, if, in general, a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons (within the meaning of the Internal Revenue Code) has the authority to control all of the trust's substantial decisions.

    The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event to you. Consequently, (1) you will not recognize any gain or loss upon receipt of an exchange note; (2) the holding period of the exchange note will include the holding period of the outstanding note exchanged for the exchange note; and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the outstanding note exchanged for the exchange note immediately before the exchange.

PAYMENTS OF INTEREST

    Interest on your exchange notes will be taxed as ordinary interest income. In addition:

     if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your exchange notes in your gross income at the time you receive the interest; and

     if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your exchange notes in your gross income at the time the interest accrues.

MARKET DISCOUNT

    If you purchased an outstanding note for an amount that is less than its principal amount, the amount of the difference will be treated as 'market discount' for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment, on, or any gain on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income to the extent to the market discount that you have not previously included in income and are treated as having accrued on the exchange note at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the exchange note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange note, unless you elect to accrue on a constant yield method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deduction will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

AMORTIZABLE BOND PREMIUM

    If you purchased an outstanding note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than stated interest, you will be considered to have purchased the note at a 'premium.' You generally may elect to amortize the premium over the remaining term of the exchange note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the exchange note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

SALE OR OTHER DISPOSITION OF NOTES

    Your tax basis in your notes generally will be their cost, increased by the amount of any market discount that you previously included in income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest on the notes. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your exchange notes equal to the difference, if any, between: the amount realized on the sale or other disposition and your adjusted tax basis in the exchange notes.

    Your gain or loss generally will be capital gain or loss (except with respect to amounts attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income). This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the exchange notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a maximum tax rate of 20%.

BACKUP WITHHOLDING

    In general, 'backup withholding' at a rate of 30.5% may apply:

     to any payments made to you of principal of and interest on your exchange note, and to payment of the proceeds of a sale or other disposition of your exchange note before maturity,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

    The backup withholding tax is not an additional tax and may be credited against your United States federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

NON-U.S. HOLDERS

    The following summary applies to you if you are a beneficial owner of an exchange note who or which is not a United States holder (as defined above) (a 'non-U.S. holder'). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways being present in the United States:

     on at least 31 days in the calendar year, and

     for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

    Resident aliens are subject to United States federal income tax as if they were United States citizens.

UNITED STATES FEDERAL WITHHOLDING TAX

    Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your exchange notes under the 'portfolio interest' exception of the Internal Revenue Code, provided that in the case of interest:

     you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

     you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or
     (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

     such interest is not effectively connected with your conduct of a United States trade or business; and

     you provide a signed written statement, under penalties of perjury, which can reliably be related to you, certifying that you are not a United States person within the meaning of the Internal Revenue Code and provide your name and address to:

        (A) us or our paying agent; or

        (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your exchange notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

    Recently finalized Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations:

     if you are a foreign partnership, the certification requirement will generally apply to partners in you, and you will be required to provide certain information;

     if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a 'foreign complex trust,' 'foreign simple trust,' or 'foreign grantor trust' as defined in the Treasury regulations; and

     look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

    If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

UNITED STATES FEDERAL INCOME TAX

    Except for the possible application of United States withholding tax and backup withholding tax, you generally will not have to pay United States federal income tax on payments of principal of and interest on your exchange notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your exchange notes (provided that, in the case of proceeds representing accrued interest, the conditions described in ' -- Non-U.S. Holders -- United States Federal Withholding Tax' are met) unless:

     in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your exchange notes, and specific other conditions are met; or

     the gain is effectively connected with your conduct of a United States trade or business, and, if an income tax treaty applies, is generally attributable to a United States 'permanent establishment' maintained by you.

    If you are engaged in a trade or business in the United States and interest, gain or any other income in respect of your exchange notes is effectively connected with the conduct of your trade or business, and, if an income tax treaty applies, you maintain a United States 'permanent establishment' to which the interest, gain or other income is generally attributable, you may be subject to United States income tax on a net basis on the interest, gain or income (although interest is exempt from the withholding tax discussed in the preceding paragraphs provided that you provide a properly executed applicable Internal Revenue Service form on or before any payment date to claim the exemption).

    In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain or income on your exchange notes in the earnings and profits subject to the branch tax if these amounts are effectively connected with the conduct of your United States trade or business.

UNITED STATES FEDERAL ESTATE TAX

    If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your exchange notes will generally not be subject to the United States federal estate tax, unless, at the time of your death you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or

     your interest on the exchange notes is effectively connected with your conduct of a United States trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in ' -- Non-U.S. Holders -- United States Federal Withholding Tax' above, and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in ' -- United States Holders' above). We or our paying agent may, however, report payments of interest on the exchange notes.

    The gross proceeds from the disposition of your exchange notes may be subject to information reporting and backup withholding tax at a rate of 30.5%. If you sell your exchange notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your exchange notes through a non-U.S. office of a broker that is a United States person (as defined in the Internal Revenue Code);

     derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

     is a 'controlled foreign corporation' for U.S. federal income tax purposes; or

     is a foreign partnership, if at any time during its tax year:

         one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

         the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your exchange notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

    You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

UNITED KINGDOM INCOME TAXATION

    Payments by Millennium Chemicals under the note guarantee of principal and interest on an exchange note received by a beneficial owner not otherwise taxable in the United Kingdom will generally be exempt from United Kingdom tax. However, Millennium Chemicals' understanding of current Inland Revenue practice is that where a United Kingdom company is obligated to make a payment of interest under a guarantee which in default would be enforced in the United Kingdom, that payment will have a United Kingdom source. Accordingly, the payment will be subject to United Kingdom withholding tax in the absence of an available exemption under an applicable double taxation treaty or convention.

    Such an exemption should be available under the double taxation treaty between the United States and the United Kingdom to beneficial owners of exchange notes who timely satisfy the conditions for such exemption and who comply with the relevant administrative arrangements. If, however, an exemption is not available and a United Kingdom withholding tax is imposed on a payment in respect of interest (or any additional interest) under the note guarantee, subject to the exceptions set forth under 'Description of Exchange
Notes -- Additional Amounts,' Millennium Chemicals or its successors or assigns will be obligated to pay or cause to be paid such additional amounts in respect of the relevant interest as may be necessary in order that the net amount of interest (and additional amounts) paid to a holder of an exchange note shall equal the amount of interest to which such holder is entitled. If Millennium Chemicals is required to pay additional amounts by reason of current Inland Revenue practice, Millennium America could not redeem the exchange notes. See 'Description of Exchange Notes -- Redemption for Changes in Withholding Taxes.'

    Beneficial owners of exchange notes should consult their own tax advisors as to the conditions for exemption and the relevant administrative arrangements.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 40 days after the later of the commencement of the offering and the issue date, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

    For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and Millennium Chemicals have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


    The validity of the exchange notes and the guarantee of Millennium Chemicals will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Martin D. Ginsburg, a director on Millennium Chemicals' board of directors, is of counsel to Fried, Frank, Harris, Shriver & Jacobson.


                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements of Millennium Chemicals and Equistar as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing therein.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Generally, Section 145 of the General Corporation Law of the State of Delaware (the 'GCL'), permits a corporation to indemnify certain persons made a party to an action by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, that person is fairly and reasonably entitled to indemnity for proper expenses.

    The by-laws of each of the Registrants provide for indemnification of the Registrants' respective officers and directors to the fullest extent permitted by law.

    Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Each of the Registrants have adopted provisions in their respective certificates of incorporation that provide for such limitation to the fullest extent permitted under Delaware law.

    The directors and officers of each of the Registrants are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Registrants.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

    The following is a complete list of all the exhibits filed as part of and with this Registration Statement, which are incorporated herein.


NUMBER                           DESCRIPTION
------                           -----------
  1.1    Purchase Agreement, dated as of June 13, 2001, among
         Millennium Chemicals Inc., Millennium America Inc., J.P.
         Morgan Securities Inc., Banc of America Securities LLC, BNP
         Paribas Securities Corp., Credit Lyonnais Securities (USA)
         Inc., Daiwa Securities SMBC Europe Limited, PNC Capital
         Markets, Inc., and SG Cowen Securities Corporation,
         (collectively, the 'Initial Purchasers').*
  4.1    Indenture, dated as of June 18, 2001, among Millennium
         America Inc., as Issuer, Millennium Chemicals Inc., as
         Guarantor, and The Bank of New York, as Trustee (including the form of 9 1/4% Senior Notes due 2008 and the Note
         Guarantee).*
  4.2    Exchange and Registration Rights Agreement, dated as of
         June 18, 2001, among Millennium America Inc. and the Initial
         Purchasers.*
  5.1    Opinion and consent of Fried, Frank, Harris, Shriver &
         Jacobson.*
 10.1    Credit Agreement, dated June 18, 2001, among Millennium
         America Inc., as borrower, Millennium Inorganic Chemicals
         Limited, as borrower, certain borrowing subsidiaries of
         Millennium Chemicals Inc., from time to time party thereto,
         Millennium Chemicals Inc., as guarantor, the lenders from
         time to time party thereto, Bank of America, N.A., as
         syndication agent and The Chase Manhattan Bank as
         administrative agent and collateral agent.

NUMBER                           DESCRIPTION
------                           -----------
 12.1    Computation of ratio of earnings to fixed charges.
 23.1    Consent of Fried, Frank, Harris, Shriver and Jacobson
         (included in Exhibit 5.1).*
 23.2    Consent of PricewaterhouseCoopers LLP.
 23.3    Consent of PricewaterhouseCoopers LLP.
 24.1    Power of Attorney (included in the signature pages to the
         Registration Statement).*
 25.1    Statement of Eligibility of Trustee on Form T-1.*
 99.1    Form of Letter of Transmittal.*
 99.2    Form of Notice of Guaranteed Delivery.*



---------



* Previously filed.


    (B) FINANCIAL STATEMENT SCHEDULES

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in this registration statement.

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (b) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (c) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants' respective annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, each of the Registrants has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on August 7, 2001.


                                          MILLENNIUM AMERICA INC.

                                          By: /S/ WILLIAM M. LANDUYT
                                             .................................
                                             NAME:  WILLIAM M. LANDUYT
                                             TITLE: PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

                                          MILLENNIUM CHEMICALS INC.

                                          By: /S/ WILLIAM M. LANDUYT
                                             .................................
                                             NAME:  WILLIAM M. LANDUYT
                                             TITLE: CHAIRMAN OF THE BOARD,
                                                    PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons for Millennium Chemicals Inc. on August 7, 2001 in the capacities indicated.



                SIGNATURE                                           CAPACITY
                ---------                                           --------
          /S/ WILLIAM M. LANDUYT            Chairman of the Board, President, Chief Executive
 .........................................    Officer and a Director (principal executive officer)
           (WILLIAM M. LANDUYT)

                    *                       Senior Vice President and Chief Financial Officer
 .........................................    (principal financial and accounting officer)
           (JOHN E. LUSHEFSKI)

                    *                       Executive Vice President -- Growth and Development and a
 .........................................    Director
             (ROBERT E. LEE)

                    *                       Director
 .........................................
        (THE RT. HON. LORD BAKER)

                    *                       Director
 .........................................
          (WORLEY H. CLARK, JR.)

                    *                       Director
 .........................................
           (MARTIN D. GINSBURG)

                    *                       Director
 .........................................
      (THE RT. HON. LORD GLENARTHUR)

                    *                       Director
 .........................................
           (DAVID J.P. MEACHIN)

                    *                       Director
 .........................................
         (MARTIN G. TAYLOR, CBE)

    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons for Millennium America Inc. on August 7, 2001, in the capacities indicated.



                SIGNATURE                                           CAPACITY
                ---------                                           --------
          /S/ WILLIAM M. LANDUYT            President, Chief Executive Officer and a Director
 .........................................    (principal executive officer)
           (WILLIAM M. LANDUYT)

                    *                       Senior Vice President, Chief Financial Officer and a
 .........................................    Director (principal financial and accounting officer)
           (JOHN E. LUSHEFSKI)

                    *                       Senior Vice President -- General Counsel, Secretary and
 .........................................    a Director
        (GEORGE H. HEMPSTEAD, III)

      *By:   /S/ WILLIAM M. LANDUYT
 .........................................
           (WILLIAM M. LANDUYT)
           AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


NUMBER                         DESCRIPTION                           PAGE
------                         -----------                           ----
  1.1 -- Purchase Agreement, dated as of June 13, 2001, among
         Millennium Chemicals Inc., Millennium America Inc., J.P.
         Morgan Securities Inc., Banc of America Securities LLC,
         BNP Paribas Securities Corp., Credit Lyonnais Securities
         (USA) Inc., Daiwa Securities SMBC Europe Limited, PNC
         Capital Markets, Inc., and SG Cowen Securities
         Corporation, (collectively, the 'Initial Purchasers')*....
  4.1 -- Indenture, dated as of June 18, 2001, among Millennium
         America Inc., as Issuer, Millennium Chemicals Inc., as
         Guarantor, and The Bank of New York, as Trustee (including the form of 9 1/4% Senior Notes due 2008 and the Note
         Guarantee)*...............................................
  4.2 -- Exchange and Registration Rights Agreement, dated as of
         June 18, 2001, among Millennium America Inc. and the
         Initial Purchasers*.......................................
  5.1 -- Opinion and consent of Fried, Frank, Harris, Shriver &
         Jacobson*.................................................
 10.1 -- Credit Agreement, dated June 18, 2001, among Millennium
         America Inc., as borrower, Millennium Inorganic Chemicals
         Limited, as borrower, certain borrowing subsidiaries of
         Millennium Chemicals Inc., from time to time party
         thereto, Millennium Chemicals Inc., as guarantor, the
         lenders from time to time party thereto, Bank of America,
         N.A., as syndication agent and The Chase Manhattan Bank as administrative agent and collateral agent.................
 12.1 -- Computation of ratio of earnings to fixed charges.........
 23.1 -- Consent of Fried, Frank, Harris, Shriver and Jacobson
         (included in Exhibit 5.1)*................................
 23.2 -- Consent of PricewaterhouseCoopers LLP.....................
 23.3 -- Consent of PricewaterhouseCoopers LLP.....................
 24.1 -- Power of Attorney (included in the signature pages to the
         Registration Statement)*..................................
 25.1 -- Statement of Eligibility of Trustee on Form T-1*..........
 99.1 -- Form of Letter of Transmittal*............................
 99.2 -- Form of Notice of Guaranteed Delivery*....................


---------


* Previously filed.